Filed Pursuant to Rule 424(b)(5)

Registration No. 333-264391

PROSPECTUS SUPPLEMENT

(To Prospectus dated April 20, 2022)

$1,000,000,000

Class A Common Stock

We have entered into a distribution agreement (the “Distribution Agreement”) with Citigroup Global Markets Inc. (“Citigroup”) and Moelis & Company LLC (“Moelis” and, together with Citigroup, the “Sales Agents”), relating to shares of our Class A common stock, par value $0.001 per share (our “Class A common stock”), offered by this prospectus supplement, any additional prospectus supplement and the accompanying prospectus pursuant to a continuous offering program. In accordance with the terms of the Distribution Agreement, we may offer and sell from time to time up to the greater of (i) shares of our Class A common stock representing an aggregate offering price of $1,000,000,000 and (ii) an aggregate number of 35,000,000 shares of our Class A common stock through the Sales Agents, acting as our sales agents, or directly to the Sales Agents, acting as principals. Pursuant to this prospectus supplement, we are offering shares of our Class A common stock representing an aggregate offering price of up to $1,000,000,000.

Sales of our Class A common stock (together with the associated preferred share purchase rights), if any, pursuant to this prospectus supplement, any additional prospectus supplement and the accompanying prospectus will be made in sales deemed to be “at the market offerings” as defined in Rule 415(a)(4) promulgated under the Securities Act of 1933, as amended (the “Securities Act”), including sales made in ordinary brokers’ transactions, transactions directly on The New York Stock Exchange (“NYSE”) or otherwise at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices. The Sales Agents are not required to sell any specific number or dollar amount of our Class A common stock, but the Sales Agents will use their commercially reasonable efforts consistent with their normal trading and sales practices and applicable law and regulation to sell shares designated by us in accordance with the Distribution Agreement. We will pay the Sales Agents a commission not to exceed 2.0% of the actual sales price of such shares of Class A common stock sold under the Distribution Agreement. In connection with the sale of shares of Class A common stock on our behalf, the Sales Agents may be deemed to be “underwriters” within the meaning of the Securities Act and the compensation of the Sales Agents may be deemed to be underwriting commissions or discounts. There is no arrangement for funds to be received in an escrow, trust or similar arrangement. See “Plan of Distribution” for further information.

Under the terms of the Distribution Agreement, we may also sell shares of our Class A common stock to the Sales Agents, acting severally and as principals for their own accounts, at a price per share to be agreed upon at the time of sale. If we sell shares to any of the Sales Agents as principals, we will enter into a separate terms agreement with such Sales Agents.

Pursuant to our Tax Asset Preservation Plan (as defined herein), one preferred share purchase right will be issued with each share of Class A common stock offered hereby. See “Prospectus Supplement Summary—Tax Asset Preservation Plan.”

Our Class A common stock is listed on the NYSE under the symbol “CVNA.” The last reported sale price of our Class A common stock on the NYSE on July 18, 2023, was $39.80 per share.

We have two classes of common stock: Class A common stock and Class B common stock, par value $0.001 per share (“Class B common stock”). Holders of the Class A common stock are entitled to one vote per share. Ernest Garcia, II, Ernest Garcia, III, and entities controlled by one or both of them (collectively, the “Garcia Parties”) are entitled to ten votes per share of Class B common stock they beneficially own, for so long as the Garcia Parties maintain, in the aggregate, direct or indirect beneficial ownership of at least 25% of the outstanding shares of Class A common stock (determined on an as-exchanged basis assuming that all of the Class A common units (the “Class A Units”) and Class B common units (“Class B Units”, and together with the Class A Units (the “LLC Units”)) of Carvana Group, LLC (“Carvana Group”) were exchanged for Class A common stock). All other holders of Class B common stock are each entitled to one vote per share. All holders of Class A and Class B common stock vote together as a single class except as otherwise required by applicable law. Holders of the Class B common stock do not have any right to receive dividends or distributions upon the liquidation or winding up of us.

We will contribute net proceeds we receive from this offering to our wholly owned subsidiary, Carvana Co. Sub LLC (“Carvana Sub”), that will in turn use such net proceeds to purchase newly issued Class A Units in Carvana Group. The purchase price for the Class A Units will be equal to 0.8 times the public offering price of the shares of Class A common stock less the commissions and offering expenses payable by us referred to below. Carvana Group will use the net proceeds it receives in connection with this offering as described under “Use of Proceeds.”

See “Risk Factors” beginning on page S-4, along with the risk factors incorporated by reference herein, to read about factors you should consider before buying shares of our Class A common stock.

Neither the United States Securities and Exchange Commission (the “SEC”), nor any state securities commission, has approved or disapproved of the securities that may be offered under this prospectus supplement, nor have any of these regulatory authorities determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Citigroup	Moelis

July 19, 2023

Prospectus Supplement
DESCRIPTION OF CAPITAL STOCK	1

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying prospectus form part of a registration statement on Form S-3 that we originally filed with the SEC on April 20, 2022. This document consists of two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference. The second part is the base prospectus, as amended by the prospectus supplement dated July 19, 2023 (together, the “accompanying prospectus”), which describes more general information, some of which may not apply to this offering. You should read this prospectus supplement, any additional prospectus supplement and the accompanying prospectus, together with the documents incorporated by reference (as described below under the heading “Incorporation of Certain Information by Reference”).

Neither we nor the Sales Agents have authorized anyone to give any information other than that contained or incorporated by reference in this prospectus supplement, any additional prospectus supplement and the accompanying prospectus or any free writing prospectus prepared by or on behalf of us to which we have referred you. Neither we nor the Sales Agents take any responsibility for, or can provide any assurance as to the reliability of, any other information that others give you. In this prospectus supplement, any reference to an applicable prospectus supplement may refer to or include a free writing prospectus, unless the context otherwise requires. This prospectus supplement, any additional prospectus supplement and the accompanying prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities to which they relate, nor do this prospectus supplement, any additional prospectus supplement or the accompanying prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus supplement, any additional prospectus supplement and the accompanying prospectus is accurate on any date subsequent to the date set forth on the front of the applicable document.

For investors outside the United States: neither we nor the Sales Agents have done anything that would permit this offering or possession or distribution of this prospectus supplement, any additional prospectus supplement and the accompanying prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus supplement, any additional prospectus supplement and the accompanying prospectus must inform themselves about, and observe any restrictions relating to, the offering of our Class A common stock and the distribution of this prospectus supplement and the accompanying prospectus outside of the United States.

If the description of the offering varies between this prospectus supplement, any additional prospectus supplement the accompanying prospectus and the information incorporated by reference herein or therein filed prior to the date of this prospectus supplement, you should rely on the information in this prospectus supplement and, if applicable, the additional prospectus supplement(s); provided that, if any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference in the accompanying prospectus—the statement in the document having the later date modifies or supersedes the earlier statement. Any statements so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

S-ii

TRADEMARKS AND TRADENAMES

This prospectus supplement includes our trademark and service mark, “Carvana,” which is protected under applicable intellectual property laws and is the property of the issuer or its subsidiaries. Solely for convenience, trademarks and trade names referred to in this prospectus supplement may appear without the ® or ™ symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or the rights of the applicable licensor to these trademarks and trade names.

S-iii

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, any additional prospectus supplement and the accompanying prospectus, along with the documents incorporated by reference herein and therein, contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Such forward-looking statements include, but are not limited to, statements regarding our or our management’s expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to other characterizations of future events or circumstances, such as statements about our future financial performance, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “estimate,” “expect,” “project,” “plan,” “intend,” “believe,” “may,” “will,” “should,” “can have,” “likely” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Examples of forward-looking statements include, among others statements we make regarding:

•	short-term and long-term liquidity;

•	expectations relating to the automotive market and our industry;

•	macroeconomic conditions, economic slowdown or recessions;

•	future financial position;

•	business strategy;

•	budgets, projected costs, and plans;

•	future industry growth;

•	financing sources;

•	the impact of litigation, government inquiries, and investigations; and

•	all other statements regarding our intent, plans, beliefs, or expectations or those of our directors or officers.

The forward-looking statements contained or incorporated by reference in this prospectus supplement, any additional prospectus supplement and the accompanying prospectus are based on our current expectations and beliefs concerning future developments and their potential effects on us. You should not place undue reliance on these forward-looking statements in deciding whether to invest in our securities. We cannot assure you that future developments affecting us will be those that we have anticipated. Important factors that could cause actual results to differ materially from our expectations, or cautionary statements, are disclosed under the sections entitled “Risk Factors” in this prospectus supplement and the accompanying prospectus and “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our most recent Annual Report on Form 10-K, which is incorporated by reference herein, as updated by our subsequent quarterly reports on Form 10-Q and other filings we make with the SEC. Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements.

In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date the statements were made, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and investors are cautioned not to unduly rely upon these statements.

You should read this prospectus supplement, any additional prospectus supplement and the accompanying prospectus, along with the documents incorporated by reference herein and therein, with the understanding that our actual future results, levels of activity, performance and achievements may be materially different from what we expect. We qualify all of our forward-looking statements by these cautionary statements.

Forward-looking statements speak only as of the date they were made. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

S-iv

PROSPECTUS SUPPLEMENT SUMMARY

This summary does not contain all of the information that you should consider in making your investment decision. You should read this summary together with the entire prospectus supplement, any additional prospectus supplement and the accompanying prospectus, along with the information incorporated by reference, including the more detailed information regarding our company, the Class A common stock (together with the associated preferred share purchase rights) being sold by us in this offering and our consolidated financial statements and the related notes thereto appearing elsewhere or incorporated by reference in this prospectus supplement, any additional prospectus supplement and the accompanying prospectus. Some of the statements in this summary constitute forward-looking statements, with respect to which you should review the section of this prospectus supplement entitled “Cautionary note regarding forward-looking statements.”

Unless we state otherwise or the context otherwise requires, the terms “we,” “us,” “our,” “our business” and “our company” refer to and similar references refer to Carvana Co. (“Carvana”) and its consolidated subsidiaries, including Carvana Group, LLC (“Carvana Group”).

Our Company

Carvana is the leading e-commerce platform for buying and selling used cars. We are transforming the used car buying and selling experience by giving consumers what they want—a wide selection, great value and quality, transparent pricing, and a simple, no pressure transaction. Each element of our business, from inventory procurement to fulfillment and overall ease of the online transaction, has been built for this singular purpose.

We provide refreshingly different and convenient experiences for used car buying and selling that can save customers time and money. On our platform, consumers can research and identify a vehicle, inspect it using our patented 360-degree vehicle imaging technology, obtain financing and warranty coverage, purchase the vehicle, and schedule delivery or pick-up, all from their desktop or mobile devices. Alternatively, a customer can obtain an offer online for their vehicle by answering a few questions without needing to provide photos or service records. Our transaction technologies and online platform transform a traditionally time consuming process by allowing customers to secure financing, complete a purchase or sale, and schedule delivery or pick-up online in as little as 10 minutes.

Our technology and infrastructure allow us to seamlessly and cost efficiently deliver this experience to our customers. We use proprietary algorithms to optimize our nationally pooled inventory of over 37,500 total website units, inspect and recondition our vehicles based on our inspection process, and operate our own logistics network to deliver cars directly to customers in our markets as soon as the next day. Customers in certain markets also have the option to pick up their vehicle at one of our patented vending machines, which provides an exciting pick-up experience for the customer while decreasing our variable costs, increasing scalability and building brand awareness.

On May 9, 2022, we completed the acquisition of 100% of the equity interests in the U.S. physical auction business of ADESA U.S. Auction, LLC from KAR Auction Services, Inc. for approximately $2.2 billion in cash. The acquisition included 56 auction sites throughout the United States with 6.5 million square feet of buildings on more than 4,000 acres of land, significantly expanding our infrastructure and enhancing our customer offering by facilitating a broader selection of vehicles and faster delivery times.

The automotive retail industry’s large size, fragmentation, and lack of differentiated offerings present an opportunity for disruption. We have demonstrated that our custom-built business model can capitalize on this opportunity. From the launch of our first market in January 2013 through June 30, 2023, we purchased, reconditioned, sold, and delivered approximately 1.5 million vehicles to customers through our website, cumulatively generating approximately $44.9 billion in revenue. Our sales have grown since our inception as we have increased our market penetration in our current markets and added new markets. As of June 30, 2023, our in-house distribution network services 81.1% of the U.S. population, and in the long-term we plan to continue to expand our population coverage.

Recent Developments

On July 17, 2023, the Company entered in a Transaction Support Agreement (as defined herein). The Transaction Support Agreement and additional information on the transactions contemplated thereby are included in our Current Report on Form 8-K filed on July 19, 2023, which is incorporated by reference herein. See “Incorporation of Certain Information by Reference.”

THE OFFERING

Class A common stock offered	Shares of our Class A common stock representing an aggregate offering price of up to $1,000,000,000.

Class A common stock outstanding immediately prior to this offering	106,543,855 shares. If all outstanding LLC Units held by the holders of the LLC Units (the “LLC Unitholders”) were exchanged for newly-issued shares of Class A common stock in accordance with the Exchange Agreement, 191,190,565 shares of Class A common stock would be outstanding.

Class B common stock outstanding immediately prior to this offering	82,900,276 shares. Immediately after this offering, the LLC Unitholders will continue to own 100% of the outstanding shares of our Class B common stock.

Manner of offering	Sales of our Class A common stock (together with the associated preferred share purchase rights), if any, pursuant to this prospectus supplement, any additional prospectus supplement and the accompanying prospectus will be made in sales deemed to be “at the market offerings” as defined in Rule 415(a)(4) promulgated under the Securities Act of 1933, as amended (the “Securities Act”), including sales made in ordinary brokers’ transactions on the New York Stock Exchange (“NYSE”) or otherwise at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices. The Sales Agents are not required to sell any specific number or dollar amount of our Class A common stock, but the Sales Agents will use their commercially reasonable efforts consistent with their normal trading and sales practices and applicable law and regulation to sell shares designated by us in accordance with the Distribution Agreement.

Under the terms of the Distribution Agreement, we may also sell shares of our Class A common stock to the Sales Agents, acting severally and as principals for their own accounts, at a price per share to be agreed upon at the time of sale. If we sell shares to any of the Sales Agents as principals, we will enter into a separate terms agreement with such Sales Agents. See “Plan of Distribution.”

Ratio of shares of Class A common stock to LLC Units	We are required to, at all times, maintain a four-to-five ratio between the number of shares of Class A common stock issued by us and the number of LLC Units owned by us (subject to certain exceptions for treasury shares and shares underlying certain convertible or exchangeable securities and subject to adjustment as set forth in the Exchange Agreement, and taking into account Carvana Sub’s 0.1% ownership interest in Carvana, LLC).

Voting

Each share of our Class A common stock entitles its holder to one vote on all matters to be voted on by stockholders generally.

LLC Unitholders hold a number of shares of Class B common stock equal to 0.8 times the number of Class A Units held by the LLC Unitholders (other than Carvana Sub). Each share of our Class B common stock held by the Garcia Parties entitles its holder to ten votes on all matters to be voted on by stockholders generally for so long as the Garcia Parties maintain direct or indirect beneficial ownership of at least 25% of the outstanding shares of our Class A common stock (determined on an as-exchanged basis assuming that all of the LLC Units were exchanged for Class A common stock).

Holders of our Class A and Class B common stock vote together as a single class on all matters presented to our stockholders for their vote or approval, except as otherwise required by applicable law.

We are controlled by the Garcia Parties. Immediately prior to this offering, the Garcia Parties controlled approximately 87.6% of the voting interest in us.

Tax Asset Preservation Plan	We have entered into a Section 382 Rights Agreement (the “Tax Asset Preservation Plan”) designed to preserve stockholder value and the value of certain tax assets primarily associated with federal net operating loss (“NOL”) carryforwards and built-in losses under Section 382 of the Internal Revenue Code of 1986, as amended from time to time (the “Code”). The Tax Asset Preservation Plan is intended to act as a deterrent to any person or group acquiring 4.9% or more of our outstanding Class A common stock (any such person, an “Acquiring Person”), without the approval of our Board, until our Board determines that the risks associated with Section 382 of the Code have sufficiently decreased to withdraw the Tax Asset Preservation Plan. Pursuant to the Tax Asset Preservation Plan, one preferred share purchase right (a “Right”) will be issued with each share of Class A common stock offered hereby. Each Right entitles the registered holder to purchase from us one one-thousandth of a share of our Series B Preferred Stock, par value $0.01 per share (the “Preferred Shares”) at a price of $50.00 per one one-thousandth of a Preferred Share represented by a Right, subject to adjustment. The Rights will separate and begin trading separately from the Class A common stock, and right certificates will be caused to evidence the Rights, on the earlier to occur of (i) the close of business on the tenth day following a public announcement, or the public disclosure of facts indicating, that a person or group of affiliated or associated persons has acquired beneficial ownership of 4.9% or more of the outstanding Class A common stock (or, in the event that our Board determines to effect an exchange in accordance with Section 24 of the Tax Asset Preservation Plan and our Board determines that a later date is advisable, then such later date) and (ii) the close of business on the tenth business day (or such later date as may be determined by action of our Board prior to such time as any person becomes an Acquiring Person) following the commencement of a tender offer or exchange offer the consummation of which would result in the beneficial ownership by a person or group of 4.9% or more of the outstanding Class A common stock.

See “Description of Capital Stock” in the accompanying prospectus for additional information regarding the Tax Asset Preservation Plan.

Use of proceeds	We intend to contribute the net proceeds, if any, to our wholly owned subsidiary, Carvana Sub, that will in turn acquire newly-issued Class A Units in Carvana Group. In turn, Carvana Group intends to apply the net proceeds it receives from us in this offering for general corporate purposes.

See “Use of Proceeds” in this prospectus supplement and “Organizational Structure” in the accompanying prospectus.

Risk factors	Investing in our Class A common stock involves a high degree of risk. See “Risk Factors” beginning on page S-4 of this prospectus supplement and any risk factors described in the documents we incorporate by reference, as well as all the other information set forth in this prospectus supplement, any additional prospectus supplement, the accompanying prospectus and in the documents we incorporate by reference, before investing in our Class A common stock.

NYSE symbol	“CVNA.”

RISK FACTORS

An investment in our securities involves a high degree of risk. In addition to the other information included or incorporated by reference in this prospectus supplement, including the risk factors associated with our business included in Item 1A under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2022, as updated by our subsequent filings with the SEC, you should carefully consider the following risk factors set forth below before making an investment in our Class A common stock. See “Where You Can Find More Information.” Our business, prospects, financial condition or operating results could be harmed by any of these risks, as well as other risks not currently known to us or that we currently consider immaterial. The trading price of our Class A common stock could decline due to any of these risks, and, as a result, you may lose all or part of your investment. As used in the risks described in this subsection, references to “we,” “us” and “our” are intended to refer to Carvana Co. unless the context clearly indicates otherwise.

Risks Related to Our Liquidity

Our substantial indebtedness could adversely affect our financial flexibility and our competitive position and prevent us from fulfilling our obligations under our indebtedness.

As of June 30, 2023, we had outstanding, on a consolidated basis (1) $5.7 billion aggregate principal amount of our 5.625% senior unsecured notes due 2025 (the “2025 Notes”), 5.500% senior unsecured notes due 2027 (the “2027 Notes”), 5.875% senior unsecured notes due 2028 (the “2028 Notes”), 4.875% senior unsecured notes due 2029 (the “2029 Notes”), and 10.250% senior unsecured notes due 2030 (together with the 2025 Notes, the 2027 Notes, the 2028 Notes, and the 2029 Notes, the “Existing Notes”), (2) $1.2 billion aggregate principal amount of borrowings under our amended and restated vehicle inventory financing and security agreement with the Ally Bank (Ally Capital in Hawaii, Mississippi, Montana and New Jersey) and Ally Financial Inc., effective September 22, 2022 (the “Floor Plan Facility”) and the applicable finance receivable facilities, (3) $327 million aggregate principal amount of indebtedness represented by our finance lease agreements between us and providers of equipment financing, (4) $2 million aggregate principal amount of indebtedness represented by our promissory note agreements between us and providers of equipment financing, and (5) an outstanding balance of $278 million relating to secured borrowing facility through which we finance certain retained beneficial interests in our securitizations. Also, as of June 30, 2023, we had, on a consolidated basis, $484 million of other long-term debt related to our sale leaseback transactions. Our substantial indebtedness could have significant effects on our business. For example, it could:

•

make it more difficult for us to satisfy our obligations with respect to our current and future indebtedness, including the Existing Notes, the Floor Plan Facility, and, if issued, the New Secured Notes (as defined below);

•	increase our vulnerability to adverse changes in prevailing economic, industry, and competitive conditions;

•

require us to dedicate a substantial portion of our cash flow from operations to make payments on our indebtedness, thereby reducing the availability of our cash flow to fund working capital, capital expenditures, acquisitions, the execution of our business strategy, and other general corporate purposes;

•	limit our flexibility in planning for, or reacting to, changes in our business and the industry in which we operate;

•	increase our cost of borrowing;

•	restrict us from exploiting business opportunities;

•	place us at a disadvantage compared to our competitors that have fewer debt obligations; and

•

limit our ability to borrow additional funds for working capital, capital expenditures, acquisitions, debt service requirements, execution of our business strategy, and other general corporate purposes.

We expect to use cash flow from operations to meet current and future financial obligations, including funding our operations, debt service requirements, and capital expenditures. The ability to make these payments depends on our financial and operating performance, which is subject to prevailing economic, industry, and competitive conditions, including the interest rate environment, and to certain financial, business, economic, and other factors beyond our control.

Despite current indebtedness levels, we may incur substantially more indebtedness, which could further exacerbate the risks associated with our substantial indebtedness.

We may incur significant additional indebtedness in the future. We may also consider investments in joint ventures or acquisitions, which may increase our indebtedness. If new debt is added to our currently anticipated indebtedness levels, the related risks that we face could intensify. In addition, in connection with the Exchange Offers contemplated by the Transaction Support Agreement (each as defined below), we expect to issue the New Secured Notes, which will be senior to the Class A common stock.

We may not be able to generate sufficient cash flow to service all of our indebtedness, and may be forced to take other actions to satisfy our obligations under such indebtedness, which may not be successful, or may harm our business.

Our ability to make scheduled payments or to refinance outstanding debt obligations depends on our financial and operating performance, which will be affected by prevailing economic, industry, and competitive conditions and by financial, business, and other factors beyond our control. Additionally, some of our debt accrues interest at a variable rate; if those variable rates rise, so too will the amount we need to pay to satisfy our debt obligations. We may not be able to maintain a sufficient level of cash flow from operating activities to permit us to pay the principal, premium, if any, and interest on our indebtedness. Any failure to make payments of interest and principal on our outstanding indebtedness on a timely basis would likely result in a reduction of our credit rating, which would also adversely affect our ability to incur additional indebtedness.

We may not be able to refinance any of our indebtedness on commercially reasonable terms or at all. Additionally, in the future we may need to obtain additional financing from banks or other lenders, through public offerings or private placements of debt or equity, through strategic relationships or other arrangements, or from a combination of these sources. If our cash flows and capital resources are insufficient to fund our debt service obligations, we may be forced to reduce or delay capital expenditures, sell assets, seek additional capital or seek to restructure or refinance our indebtedness. Any refinancing of our indebtedness could be at higher interest rates and may require us to comply with more onerous covenants. These alternative measures may not be successful, and we may be unable to meet our scheduled debt service obligations.

In the absence of such cash flows and resources, we could face substantial liquidity problems and might be required to sell material assets or operations to attempt to meet our debt service obligations. We may not be able to consummate these asset sales to raise capital or sell assets at prices and on terms that we believe are fair, and any proceeds that we do receive may not be adequate to meet any debt service obligations then due. If we cannot meet our debt service obligations, the holders of our indebtedness may accelerate such indebtedness and, to the extent such indebtedness is secured, foreclose on our assets. In such an event, we may not have sufficient assets to repay our indebtedness. If any of these risks are realized, our business and financial condition would be adversely affected.

Our principal asset is our indirect interest in Carvana Group, and, accordingly, we depend on distributions from Carvana Group to pay our taxes, expenses, debt obligations and operating expenses. Carvana Group’s ability to make such distributions may be subject to various limitations and restrictions.

We are a holding company and have no material assets other than our indirect ownership of LLC Units of Carvana Group. As a result, we have no independent means of generating revenue or cash flow, and our ability to pay our taxes, debt obligations and operating expenses depends on the financial results and cash flows of Carvana Group and its subsidiaries and distributions we receive from Carvana Group and its subsidiaries. Carvana Group and its subsidiaries are separate and distinct legal entities and may be restricted from making distributions by, among other things, applicable corporate laws, other laws and regulations and the terms of agreements to which they are or may become a party. In the event that we do not receive distributions from Carvana Group and its subsidiaries, we may be unable to pay our taxes, expenses, debt obligations and operating expenses.

Changes in capital markets could adversely affect our business, sales, results of operations, and financial condition.

Changes in the availability or cost of the financing to support the origination and sale of automotive finance receivables could adversely affect sales and results of operations. Among other programs, we may use securitization programs to fund many automotive finance receivables we originate. Changes in the condition of the securitization market could lead us to incur higher costs to access funds in this market or require us to seek alternative means to finance those originations that could be more expensive, which could have a material adverse effect on our business sales, and results of operations.

We may experience greater credit losses or prepayments in any interests we hold in automotive finance receivables than we anticipate.

Until we sell automotive finance receivables, and to the extent we retain interests in automotive finance receivables after we sell them, whether pursuant to securitization transactions or otherwise, we are exposed to the risk that applicable customers will be unable or unwilling to repay their loans according to their terms and that the vehicle collateral securing the payment of their loans may not be sufficient to ensure full repayment, including as a result of economic slowdown or recession. Credit losses are inherent in the automotive finance receivables business and could have a material adverse effect on our results of operations.

We make various assumptions and judgments about the automotive finance receivables we originate and may provide an allowance for loan losses, value beneficial ownership interests, and estimate prepayment rates based on a number of factors.

Although management may establish an allowance for loan losses, value beneficial ownership interests, and estimate prepayment rates based on analysis it believes is appropriate, this may not be adequate. For example, if economic conditions were to deteriorate unexpectedly, additional loan losses not incorporated in the existing allowance or valuation may occur. Losses or prepayments in excess of expectations could have a material adverse effect on our business, results of operations and financial condition.

Our securitizations may expose us to financing and other risks, and there can be no assurance that we will be able to access the securitization market in the future, which may require us to seek more costly financing.

We have securitized, and may in the future securitize, certain of our automotive finance receivables to generate cash. In such transactions, we convey a pool of automotive finance receivables to a special purpose vehicle, typically a trust that, in turn, issues certain securities. The securities issued by the special purpose vehicle are collateralized by the pool of automotive finance receivables. In exchange for the transfer of finance receivables to the special purpose vehicle, we typically receive the cash proceeds from the sale of the securities.

Although we have a demonstrated history of securitizing since 2019, we can give no assurances that we will be able to complete additional securitizations if the securitization markets become constrained. In addition, the value of any securities that we may retain in our securitizations, including securities retained to comply with the Risk Retention Rules (defined below), might be reduced or, in some cases, eliminated as a result of an adverse change in economic conditions or the financial markets. If it is not possible or economical for us to securitize our automobile finance receivables in the future, we would need to seek alternative financing to support our operations and to meet our existing debt obligations, which may be less efficient and more expensive than raising capital via securitizations and may have a material adverse effect on our results of operations, financial condition and liquidity.

Risk retention rules may increase our compliance costs, limit our liquidity and otherwise adversely affect our operating results.

Effective as of December 24, 2016, “risk retention” rules promulgated by U.S. federal regulators under the Dodd-Frank Act (the “Risk Retention Rules”) require a “securitizer” or “sponsor” of a securitization transaction to retain, directly or through a “majority-owned affiliate” (each defined in the Risk Retention Rules), in one or more prescribed forms, at least 5% of the credit risk of the securitized assets. For the securitization transactions for which we have acted as “sponsor,” we have sought and will likely continue to seek to satisfy the Risk Retention Rules by retaining a “vertical interest” (as defined in the Risk Retention Rules) through either a majority-owned affiliate (MOA) or directly on our balance sheet. In addition, we have and will likely continue to enter into arrangements to finance or monetize a portion of the retained credit risk in one or more prescribed forms under the Risk Retention Rules.

We have also participated in other structured finance transactions that we have determined are not securitizations requiring risk retention, and accordingly, we have not sought to comply with any Risk Retention Rules that would be applicable to securitization transactions. The Risk Retention Rules are subject to varying interpretations, and one or more regulatory or governmental authorities could take positions with respect to the Risk Retention Rules that conflict with, or are inconsistent with, the Risk Retention Rules as understood by or interpreted by us, the securitization industry generally, or past or current regulatory or governmental authorities. There can be no assurance that applicable regulatory or governmental authorities will agree with any of our determinations described above, and if such authorities disagree with such determinations, we may be exposed to additional costs and expenses, in addition to potential liability. We have implemented procedures to comply with the Risk Retention Rules (and other related laws and regulations), as currently understood by us. Maintenance and adherence to these procedures may be costly and may adversely affect our operating results.

In addition to the costs generated by our efforts to comply with applicable Risk Retention Rules, which may be significant, compliance with any applicable Risk Retention Rules may require capital, which could potentially have been deployed in other ways that could have generated better value. Holding risk retention interests or loans in contemplation of structured financing increases our exposure to the performance of the loans that underlie or are expected to underlie those transactions. Accordingly, although compliance with applicable Risk Retention Rules would be expected to more closely align our incentives with those of the investors in our loans, it is also expected that poor loan performance may have a heightened adverse effect on the value of our shares. This may exacerbate the negative effects of poor loan performance on the value of our shares.

On October 10, 2022, the Commission to the European Parliament and the Council of the European Union issued a report on the functioning of the European Union Securitisation Regulation. Among other things, the report clarified that EU institutional investors are required to obtain full and detailed information prescribed by the EU Securitisation Regulation even in relation to third-country securitizations. Although our securitizations are not regulated by the EU, there is a risk that our financing partners who are, or may be, subject to EU oversight may not be able to continue or renew certain financing facilities or purchasing of securitization interests we sponsor until we can provide the required information, which would require time and may come at substantial expense.

Risks Related to this Offering and Ownership of Our Class A Common Stock

Our Class A common stock price and trading volume has been and may continue to be volatile or may decline regardless of our operating performance, which could cause purchasers of our Class A common stock to incur substantial losses.

Volatility in the market price of our Class A common stock may prevent you from being able to sell your shares at or above the price you paid for them. The market price of our Class A common stock has fluctuated, and may continue to fluctuate widely due to many factors, some of which may be beyond our control. The closing price of our Class A common stock between June 30, 2022 and June 30, 2023 has ranged from a low of $3.72 to a high of $54.59 and the last reported sale price of our Class A common stock on July 18, 2023 was $39.80 per share. Between June 30, 2022 and June 30, 2023, daily trading volume ranged from approximately 5.0 million shares to 175.8 million shares of our Class A common stock. Many factors may cause the market price of our Class A common stock to fluctuate significantly, including those described elsewhere in this “Risk Factors” section and the documents incorporated by reference in this prospectus supplement, as well as the following:

•	adverse impacts to the larger automotive ecosystem, including consumer demand, global supply chain challenges, and other macroeconomic issues;

•	“short squeezes”;

•	pandemics, including COVID-19, and other crises or disasters;

•	our operating and financial performance and prospects;

•	our quarterly or annual earnings or those of other companies in our industry compared to market expectations;

•	future announcements or press coverage concerning our business or our competitors’ businesses;

•	the public’s reaction to our press releases, other public announcements, and filings with the SEC;

•	the size of our public float;

•	coverage by or changes in financial estimates by securities analysts or failure to meet their expectations;

•	market and industry perception of our success, or lack thereof, in pursuing our growth strategy;

•	strategic actions by us or our competitors, such as acquisitions or restructurings;

•	changes in laws or regulations which adversely affect our industry or us;

•	changes in accounting standards, policies, guidance, interpretations, or principles;

•	changes in senior management or key personnel;

•	issuances, exchanges or sales, or expected issuances, exchanges, or sales of our capital stock or other securities;

•	adverse resolution of new or pending litigation against us; and

•

changes in general market, economic, and political conditions in the United States and global economies or financial markets, including those resulting from natural disasters, terrorist attacks, acts of war, and responses to such events.

As a result, volatility in the market price and trading volume of our Class A common stock may prevent investors from being able to sell their shares of Class A common stock at or above their purchase price or at all. These fluctuations may be unrelated or disproportionate to our operating performance or prospects and may materially reduce the market price of our Class A common stock. In addition, in the past, sudden increases in volatility, trading volume and market prices of our Class A common stock, have contributed to or precipitated “short squeezes.” See “— A ‘short squeeze’ due to a sudden increase in demand for shares of our Class A common stock that largely exceeds supply has led to, and may continue to lead to, extreme price volatility in shares of our Class A common stock.” Price volatility may be greater if the public float and trading volume of our Class A common stock is low. As a result, the market price of our Class A common stock could continue to experience significant volatility, including, substantial decreases, which could cause you to incur substantial losses on your investment.

Short sellers of our stock may be manipulative and may drive down the market price of our Class A common stock.

Short selling is the practice of selling securities that the seller does not own but rather has borrowed or intends to borrow from a third party with the intention of buying identical securities at a later date to return to the lender. A short seller hopes to profit from a decline in the value of the securities, as the short seller expects to pay less in the covering purchase than it received in the sale. It is therefore in the short seller’s interest for the price of the stock to decline, and some short sellers publish, or arrange for the publication of, opinions or characterizations regarding the relevant issuer, often involving deliberate misrepresentations of the issuer’s business prospects and similar matters calculated to create negative market momentum.

As a public entity in a highly digital world, we have been and in the future may be the subject of concerted efforts by profiteering short sellers to spread misinformation and misrepresentations in order to gain an illegal market advantage. In the past, the publication of intentional misinformation concerning Carvana by a disclosed short seller could be associated with the selling of shares of our Class A common stock in the market on a large scale, resulting in a precipitous decline in the market price per share of our Class A common stock. In addition, the publication of intentional misinformation may also result in lawsuits, the uncertainty and expense of which could adversely impact our business, financial condition and reputation.

While utilizing all available tools to defend ourselves and our assets against these short seller efforts, there is limited regulatory control, making such efforts an ongoing concern for any public company. While we move forward in our business development strategies in good faith, there are no assurances that we will not face more of these short sellers’ efforts or similar tactics by adverse actors in the future, and the market price of our Class A common stock may decline as a result of their actions or the action of other short sellers.

A “short squeeze” due to a sudden increase in demand for shares of our Class A common stock that largely exceeds supply has led to, and may continue to lead to, extreme price volatility in shares of our Class A common stock.

Speculation regarding the price of our Class A common stock may involve long and short exposures. To the extent aggregate short exposure exceeds the number of shares of our Class A common stock available for purchase on the open market, investors with short exposure may have to pay a premium to repurchase shares of our Class A common stock for delivery to lenders of our Class A common stock. Those repurchases may in turn, dramatically increase the price of shares of our Class A common stock until additional shares of our Class A common stock are available for trading or borrowing. This is often referred to as a “short squeeze.”

A large proportion of our Class A common stock has been and may continue to be traded by short sellers which may increase the likelihood that our Class A common stock will be the target of a short squeeze. A short squeeze has led and could continue to lead to volatile price movements in shares of our Class A common stock that are unrelated or disproportionate to our operating performance or prospects and, once investors purchase the shares of our Class A common stock necessary to cover their short positions, the price of our Class A common stock may rapidly decline. Investors that purchase shares of our Class A common stock during a short squeeze may lose a significant portion of their investment.

We have broad discretion in how we use the net proceeds from this offering, and we may not use these proceeds effectively or in ways with which our stockholders agree.

We have not designated any portion of the net proceeds from this offering to be used for any particular purpose. Our management will have broad discretion as to the application of the net proceeds from this offering and could use them for purposes other than those contemplated at the time of the execution of the Distribution Agreement. Our stockholders may not agree with the manner in which our management chooses to allocate and spend the net proceeds. Moreover, our management may use the net proceeds for corporate purposes that may not increase the market price of our Class A common stock. See “Use of Proceeds” in this prospectus supplement for more detailed information.

The Garcia Parties control us and will continue to control us following this offering and their interests may conflict with ours or yours in the future.

The Garcia Parties together hold approximately 87.6% of the voting power of our outstanding capital stock through their beneficial ownership of our Class A common stock and Class B common stock as of July 18, 2023. Immediately following this offering of Class A common stock, assuming all of the shares offered hereby are sold, the Garcia Parties would together hold approximately 84.2% of the voting power of our outstanding capital stock through their beneficial ownership of our Class A common stock and Class B common stock. The Garcia Parties are entitled to ten votes per share of Class B common stock they beneficially own, for so long as the Garcia Parties maintain, in the aggregate, direct or indirect beneficial ownership of at least 25% of the outstanding shares of Class A common stock (determined on an as-exchanged basis assuming that all of the LLC Units were exchanged for Class A common stock). Our Class A common stock, which is the stock we are selling in this offering, will have one vote per share. So long as the Garcia Parties continue to beneficially own a sufficient number of shares of Class B common stock, even if they beneficially own significantly less than 50% of the shares of our outstanding capital stock, the Garcia Parties will continue to be able to effectively control our decisions. For example, if the Garcia Parties hold Class B common stock amounting to 25% of our outstanding capital stock, they would collectively control 72% of the voting power of our capital stock.

As a result, the Garcia Parties have the ability to elect all of the members of our board of directors (the “Board”) and thereby effectively control our policies and operations, including the appointment of management, future issuances of our Class A common stock or other securities, the payment of dividends, if any, on our Class A common stock, the incurrence of debt by us, amendments to our amended and restated certificate of incorporation (our “certificate of incorporation”) and our amended and restated bylaws (our “bylaws”), and the entering into of extraordinary transactions. The interests of the Garcia Parties may not in all cases be aligned with your interests.

In addition, the Garcia Parties can determine the outcome of all matters requiring stockholder approval, cause or prevent a change of control of our company or a change in the composition of our Board, and preclude any acquisition of our company. This concentration of voting control could deprive you of an opportunity to receive a premium for your shares of Class A common stock as part of a sale of our company and ultimately might affect the market price of our Class A common stock.

In addition, the Garcia Parties may have an interest in pursuing acquisitions, divestitures, and other transactions that, in their judgment, could enhance their investment, even though such transactions might involve risks to you. For example, the Garcia Parties could cause us to make acquisitions that increase our indebtedness or cause us to sell revenue-generating assets. The Garcia Parties may from time to time acquire and hold interests in businesses that compete directly or indirectly with us. The Garcia Parties control and own substantially all interest in DriveTime Automotive, Inc., which could compete more directly with us in the future. Our certificate of incorporation provides that none of the Garcia Parties or any director who is not employed by us (including any non-employee director who serves as one of our officers in both his or her director and officer capacities) or his or her affiliates has any duty to refrain from engaging, directly or indirectly, in the same business activities or similar business activities or lines of business in which we operate. The Garcia Parties also may pursue acquisition opportunities that may otherwise be complementary to our business, and, as a result, those acquisition opportunities may not be available to us.

For a description of the dual class structure, see the section “Description of Capital Stock” in the accompanying prospectus.

Holders of our Class A common stock will experience dilution as a result of any shares of Class A common stock sold hereby from time to time in “at the market offerings.” You may also experience future dilution as a result of future equity offerings, including as the result of any issuance of the New Equity.

We expect to issue additional shares of Class A common stock from time to time in this offering. We will have discretion, subject to market demand, to vary the timing, prices, and number of shares sold under the Distribution Agreement.

Holders of our Class A common stock will experience dilution as a result of the issuance of any shares of Class A common stock in this offering. In addition, in order to raise additional capital, we may in the future offer additional shares of our Class A common stock or other securities convertible into or exchangeable for our Class A common stock at various prices. Investors purchasing shares or other securities in the future could have rights superior to existing stockholders, and any future equity offerings will result in further dilution for our existing stockholders.

Our actual operating results may differ significantly from our guidance.

From time to time, we plan to release earnings guidance in our quarterly earnings conference calls, quarterly earnings releases, or otherwise, regarding our future performance that represents our management’s estimates as of the date of release. This guidance, which will include forward-looking statements, will be based on projections prepared by our management. Projections are based upon a number of assumptions and estimates that, while presented with numerical specificity, are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond our control and are based upon specific assumptions with respect to future business decisions, some of which will change. The principal reason that we release guidance is to provide a basis for our management to discuss our business outlook with analysts and investors. We do not accept any responsibility for any projections or reports published by any such third parties.

Guidance is necessarily speculative in nature, and it can be expected that some or all of the assumptions underlying the guidance furnished by us will not materialize or will vary significantly from actual results. Actual results may vary from our guidance and the variations may be material. In light of the foregoing, investors are urged not to place undue reliance upon our guidance in making an investment decision regarding our Class A common stock.

Any failure to successfully implement our operating strategy or the occurrence of any of the events or circumstances set forth in the “Risk Factors” section in this prospectus supplement and our most recent Annual Report on Form 10-K, which is incorporated by reference herein, could result in the actual operating results being different from our guidance, and the differences may be adverse and material.

We do not intend to pay dividends on our Class A common stock for the foreseeable future.

We currently have no intention to pay dividends on our Class A common stock at any time in the foreseeable future. Any decision to declare and pay dividends in the future will be made at the discretion of our Board and will depend on, among other things, our results of operations, financial condition, cash requirements, contractual restrictions, and other factors that our Board may deem relevant. Certain of our debt instruments contain covenants that restrict our ability and the ability of our subsidiaries to pay dividends and in the future we may enter into new instruments with similar or more restrictive covenants. In addition, despite our current indebtedness, we may still be able to incur additional debt in the future, and such indebtedness may restrict or prevent us from paying dividends on our Class A common stock.

Delaware law and certain provisions in our certificate of incorporation and our bylaws may prevent efforts by our stockholders to change the direction or management of our company.

We are a Delaware corporation, and the anti-takeover provisions of Delaware law impose various impediments to the ability of a third party to acquire control of us, even if a change of control would be beneficial to our existing stockholders. In addition, our certificate of incorporation and our bylaws contain provisions that may make the acquisition of our company more difficult without the approval of our Board, including, but not limited to, the following:

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the Garcia Parties are entitled to ten votes for each share of our Class B common stock they hold of record on all matters submitted to a vote of stockholders for so long as the Garcia Parties maintain direct or indirect beneficial ownership of at least 25% of the outstanding shares of Class A common stock (determined on an as-exchanged basis assuming that all of the LLC Units were exchanged for Class A common stock);

•	at such time as there are no outstanding shares of Class B common stock, only our Board may call special meetings of our stockholders;

•	we have authorized undesignated preferred stock, the terms of which may be established and shares of which may be issued without stockholder approval; and

•	we require advance notice and duration of ownership requirements for stockholder proposals.

Our certificate of incorporation also contains a provision that provides us with protections similar to Section 203 of the Delaware General Corporation Law (the “DGCL”), and prevents us from engaging in a business combination with a person (excluding the Garcia Parties and their transferees) who acquires at least 15% of our common stock for a period of three years from the date such person acquired such common stock, unless board or stockholder approval is obtained prior to the acquisition. See “Description of Capital Stock—Anti-Takeover Provisions” in the accompanying prospectus. These provisions could discourage, delay, or prevent a transaction involving a change in control of our company. These provisions could also discourage proxy contests and make it more difficult for you and other stockholders to elect directors of your choosing and cause us to take other corporate actions you desire, including actions that you may deem advantageous, or negatively affect the trading price of our Class A common stock. In addition, because our Board is responsible for appointing the members of our management team, these provisions could in turn affect any attempt by our stockholders to replace current members of our management team.

These and other provisions in our certificate of incorporation, bylaws and Delaware law could make it more difficult for stockholders or potential acquirers to obtain control of our Board or to initiate actions that are opposed by our then-current Board, including a merger, tender offer or proxy contest involving our company. The existence of these provisions could negatively affect the price of our common stock and limit opportunities for you to realize value in a corporate transaction.

For information regarding these and other provisions, see “Description of Capital Stock” in the accompanying prospectus.

With limited exceptions, the Court of Chancery of the State of Delaware is the sole and exclusive forum for certain stockholder litigation matters, which could limit our stockholders’ ability to obtain a favorable judicial forum for disputes with us or our directors, officers, employees, or stockholders.

Pursuant to our certificate of incorporation, unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware is the sole and exclusive forum for (1) any derivative action or proceeding brought on our behalf, (2) any action asserting a claim of breach of a fiduciary duty owed by any of our directors, officers, or other employees to us or our stockholders, (3) any action asserting a claim against us arising pursuant to any provision of the DGCL, our certificate of incorporation or our bylaws or (4) any other action asserting a claim against us that is governed by the internal affairs doctrine. The forum selection clause in our certificate of incorporation may have the effect of discouraging lawsuits against us or our directors and officers and may limit our stockholders’ ability to obtain a favorable judicial forum for disputes with us or our directors, officers, employees, or stockholders.

We may issue shares of preferred stock in the future, which could make it difficult for another company to acquire us or could otherwise adversely affect holders of our Class A common stock, which could depress the price of our Class A common stock.

Our certificate of incorporation authorizes us to issue one or more series of preferred stock. Our Board has the authority to determine the preferences, limitations and relative rights of the shares of preferred stock and to fix the number of shares constituting any series and the designation of such series, without any further vote or action by our stockholders. Our preferred stock, could be issued with voting, liquidation, dividend and other rights superior to the rights of our Class A common stock. The potential issuance of preferred stock, including if the Rights issued pursuant to our Tax Asset Preservation Plan become exercisable, may delay or prevent a change in control of us, discouraging bids for our Class A common stock at a premium to the market price, and materially adversely affect the market price and the voting and other rights of the holders of our Class A common stock.

It is not possible to predict the aggregate proceeds resulting from sales made under the Distribution Agreement.

Subject to certain limitations in the Distribution Agreement and compliance with applicable law, we have the discretion to deliver a placement notice to the Sales Agents at any time and from time to time throughout the term of the Distribution Agreement. In addition, the number of shares that are sold through the Sales Agents after delivering a placement notice will fluctuate based on a number of factors, including the market price of our Class A common stock during the sales period, any limits we may set with the Sales Agents in any applicable placement notice, and the demand for our Class A common stock. Because the price per share of each share sold pursuant to the Distribution Agreement will fluctuate over time, it is not currently possible to predict the aggregate proceeds to be raised in connection with sales under the Distribution Agreement.

Our stock may be diluted by future issuances of additional Class A common stock or LLC Units in connection with our incentive plans, acquisitions or otherwise; future sales of such shares in the public market, or the expectations that such sales may occur could lower our stock price.

We may issue additional shares of Class A common stock in several ways:

By the Board. Our certificate of incorporation authorizes us to issue shares of our Class A common stock and options, rights, warrants and appreciation rights relating to our Class A common stock or the consideration of and on the terms and conditions established by our Board in its sole discretion, whether in connection with acquisitions or otherwise.

Under the Exchange Agreement. LLC Unitholders may require Carvana Group to redeem all or a portion of their LLC Units in exchange for, at our election, (1) a cash payment by Carvana Group or (2) newly issued shares of Class A common stock, in each case in accordance with the terms and conditions of the Exchange Agreement. The Fifth Amended and Restated Limited Liability Company Agreement of Carvana Group authorizes Carvana Group to issue additional LLC Units whether in connection with an acquisition or otherwise. We have entered into a Registration Rights Agreement with certain LLC Unitholders that would require us to register shares issued to them, and we may enter into similar agreements in the future. For more information with respect to the Exchange Agreement, see “Organizational Structure—Exchange Agreement” in the accompanying prospectus.

Under the 2017 Omnibus Incentive Plan. As of June 30, 2023, we had reserved 36 million shares of Class A common stock for issuance under our 2017 Omnibus Incentive Plan (the “2017 Incentive Plan”). As of June 30, 2023, we have granted 15 million restricted stock awards and units and options to purchase 4 million shares of Class A common stock to certain consultants, directors, and employees, net of forfeitures and expirations. We have 17 million shares of Class A common stock available for future issuance under our 2017 Incentive Plan as of June 30, 2023.

Under the Carvana Co. 2021 Employee Stock Purchase Plan. We have reserved 500,000 shares of Class A common stock for issuance under our 2021 Employee Stock Purchase Plan (the “ESPP”). As of June 30, 2023, we issued 108,973 shares of Class A common stock to certain employees. We have 391,027 shares of Class A common stock available for future issuance under our ESPP as of June 30, 2023.

Pursuant to the Tax Asset Preservation Plan. As discussed below, we adopted a Tax Asset Preservation Plan in order to preserve our NOL carryforwards. If the Rights (as defined below) under the Tax Asset Preservation Plan become exercisable, our stock may be diluted, though only the interests of the Acquiring Person (as defined below) would be diluted.

Any stock that we issue or exchange would dilute the percentage ownership held by the investors who purchase Class A common stock. The market price of shares of our Class A common stock could decline as a result of newly issued or exchanged stock, or the perception that we might issue or exchange stock. A decline in the price of our Class A common stock might impede our ability to raise capital through the issuance of additional shares of Class A common stock or other equity securities. A decline in the price of our Class A common stock might impede our ability to raise capital through the issuance of additional shares of Class A common stock or other equity securities.

The Tax Asset Preservation Plan we implemented to protect our tax attributes could hinder the market for our Class A common stock.

We entered into the Tax Asset Preservation Plan, which is designed to preserve stockholder value and the value of certain tax assets primarily associated with federal NOL carryforwards and built-in losses under Section 382 of the Code. The Tax Asset Preservation Plan is intended to act as a deterrent to any person or group acquiring 4.9% or more of our outstanding Class A common stock (any such person, an “Acquiring Person”), without the approval of our Board, until our Board determines that the risks associated with Section 382 of the Code have sufficiently decreased to withdraw the Tax Asset Preservation Plan. In connection therewith, on January 16, 2023, our Board declared a dividend of one preferred share purchase right (a “Right”) for each share of Class A common stock and, pursuant to the Tax Asset Preservation Plan, one Right will be issued with each share of Class A common stock offered hereby. Each Right entitles the registered holder to purchase from us one one-thousandth of a share of our Preferred Shares at a price of $50.00 per one one-thousandth of a Preferred Share represented by a Right, subject to adjustment. The Rights will separate and begin trading separately from the Class A common stock, and right certificates will be caused to evidence the Rights, on the earlier to occur of (i) the close of business on the tenth day following a public announcement, or the public disclosure of facts indicating, that a person or group of affiliated or associated persons has acquired beneficial ownership of 4.9% or more of the outstanding Class A common stock (or, in the event that our Board determines to effect an exchange in accordance with Section 24 of the Tax Asset Preservation Plan and our Board determines that a later date is advisable, then such later date) and (ii) the close of business on the tenth business day (or such later date as may be determined by action of our Board prior to such time as any person becomes an Acquiring Person) following the commencement of a tender offer or exchange offer the consummation of which would result in the beneficial ownership by a person or group of 4.9% or more of the outstanding Class A common stock. If a person or group becomes an Acquiring Person at any time after the date of the Tax Asset Preservation Plan (with certain limited exceptions), each Right, other than Rights acquired or beneficially owned by the Acquiring Person (which will thereupon become void), will become exercisable for Class A common stock having a value equal to two times the exercise price of the Right. However, prior to exercise, a Right does not give its holder any rights as a stockholder of Carvana Co., including without limitation, any dividend, voting or liquidation rights. Although our Tax Asset Preservation Plan is intended to prevent an “ownership change” as defined by Section 382 of the Code, we cannot provide any assurance that we will not experience such an ownership change or that we will otherwise be able to use, in full or in part, our NOLs. Additionally, the Tax Asset Preservation Plan may make our Class A common stock less attractive to large institutional holders, discourage potential acquirers from attempting to take over our company, limit the price that investors might be willing to pay for shares of our Class A common stock and otherwise hinder the market for our Class A common stock.

Substantial blocks of our total outstanding shares may be sold into the market. If there are substantial sales of shares of our Class A common stock, the price of our Class A common stock could decline.

The price of our Class A common stock could decline if there are substantial sales of our Class A common stock (including sales of Class A common stock issuable upon exchange of LLC Units), particularly sales by our directors, executive officers, and significant stockholders, or if there is a large number of shares of our Class A common stock available for sale. As of June 30, 2023, we had 106.5 million shares of our Class A common stock outstanding. All the shares of Class A common stock sold in our initial public offering and various follow-on offerings are available for sale in the public market. Shares held by directors, executive officers and other affiliates are subject to volume limitations under Rule 144 under the Securities Act and various vesting agreements.

Certain of our LLC Unitholders have rights, subject to conditions, to require us to file registration statements covering Class A common stock issuable to them upon exchange of their LLC Units. We would be required to include certain Class A common shares in registration statements that we may file for ourselves or our stockholders, subject to any then-existing market stand-off or lock-up agreements. These registration rights would facilitate the resale of such securities into the public market, and any such resale would increase the number of shares of our Class A common stock available for public trading. We also intend to register shares of Class A common stock that we have issued and may issue under our employee equity incentive plans. Once we register these shares, they will be able to be sold freely in the public market upon issuance, subject to existing market standoff or lock-up agreements.

The market price of the shares of our Class A common stock could decline as a result of the sale of a substantial number of our shares of Class A common stock in the public market or the perception in the market that the holders of a large number of such shares intend to sell their shares.

If the Exchange Offers contemplated by the Transaction Support Agreement are launched and completed, the holders of our New Secured Notes offered thereby will have rights that are senior to the rights of holders of our Class A common stock and the documents governing such New Secured Notes will include certain restrictive covenants.

On July 17, 2023, we entered into a transaction support agreement (the “Transaction Support Agreement”) with an ad hoc group of holders of Existing Notes, Carvana Group and the Garcia Parties.

Pursuant to the Transaction Support Agreement, subject to the terms and conditions set forth therein, the ad hoc group of holders of Existing Notes have agreed to support, approve, implement and enter into definitive documents with respect to the following transactions: (i) the new issuance through one or more equity offerings for aggregate gross proceeds of at least $350 million of Class A and/or LLC Units (together, the “New Equity”; (ii) the exchange of our Existing Notes for three tranches of senior secured notes due 2028, 2030 and 2031, respectively, in an aggregate principal amount of up to $4.376 billion (such notes, the “New Secured Notes”) (the “Exchange Offers”); (iii) concurrently with, but separate from the Exchange Offers, the commencement by us of a cash tender offer to purchase certain 2025 Notes; (iv) concurrently with the Exchange Offers and the cash tender offer, the solicitation by us of consents from holders of the Existing Notes to amend certain provisions in the indentures governing the Existing Notes; and (v) with respect to the Garcia Parties only, the purchase of their pro rata portion of any offering of New Equity (such commitment not to exceed $126 million); provided that such commitment shall automatically terminate on the date we raise $700 million of gross proceeds from the issuance of New Equity.

If the Exchange Offers contemplated by the Transaction Support Agreement are consummated, we expect that in the event of our bankruptcy, dissolution or liquidation, the holders of our New Secured Notes and our other indebtedness would be paid in full before any distributions can be made to the holders of our Class A common stock. As a result of these superior rights relative to our Class A common stock, the right of holders of our Class A common stock to receive distributions from us may be diluted and may be limited. Additionally, we also expect that the indenture governing the New Secured Notes will limit our ability to make certain restricted payments, including dividends, that could also affect the holders of our Class A common stock.

The transactions contemplated by the Transaction Support Agreement may not be consummated as scheduled or at all, and even if such transactions are consummated, we may not achieve their anticipated benefits.

We expect that the completion of the transactions contemplated by the Transaction Support Agreement, if consummated, will enhance our liquidity and reduce our debt. However, the transactions contemplated by the Transaction Support Agreement are subject to the satisfaction of certain conditions and the Transaction Support Agreement may be terminated under certain circumstances, including if (i) the Exchange Offers are not launched by August 2, 2023; (ii) the New Secured Notes are not issued pursuant to the Exchange Offers; (iii) we fail to repurchase in cash certain 2025 Notes that have been validly tendered and not withdrawn by the date that is no later than five business days after the date upon which the Exchange Offers are closed; (iv) we fail to launch an “at the market” offering or underwritten offering for the New Equity by no later than 8:00 a.m. (prevailing Eastern time) on the third business day following the date of our release of our financial statements for the fiscal quarter ended June 30, 2023; (v) we fail to raise aggregate gross proceeds of at least $350 million in New Equity by the 20th business day after we launch the Exchange Offers; or (vi) any of the Garcia Parties fail to fulfill their purchase obligations relating to the New Equity. In addition, if the closing date of the transactions contemplated by the Transaction Support Agreement does not occur prior to September 30, 2023, unless such date is extended in accordance with the terms of the Transaction Support Agreement, the Transaction Support Agreement will automatically terminate.

As a result, any or all of the transactions contemplated by the Transaction Support Agreement may not be consummated as originally scheduled or at all. Accordingly, we may not be able to realize the expected benefits from these transactions on a timely basis or at all. Even if we are successful in completing the transactions contemplated by the Transaction Support Agreement, we may not realize some or all of the expected benefits from such transactions. We have incurred, and will continue to incur, significant costs, expenses and fees for professional services and other transaction costs in connection with the transactions contemplated by the Transaction Support Agreement, and these fees and costs are payable by us regardless of whether such transactions are consummated.

USE OF PROCEEDS

Under this prospectus supplement and the accompanying prospectus, we may issue and sell shares of our Class A common stock representing an aggregate offering price of up to $1,000,000,000 from time to time. The amount of proceeds we will receive from any offering under the Distribution Agreement, if any, will depend upon the actual number of shares of our Class A common stock sold and the market price at which such shares are sold. Because there is no minimum offering amount required as a condition to close any such offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. There can be no assurance that we will sell any shares under or fully utilize the Distribution Agreement with the Sales Agents as a source of financing. We intend to contribute the net proceeds from any offering under the Distribution Agreement to our wholly owned subsidiary, Carvana Sub, that will in turn use such net proceeds to acquire newly-issued Class A Units in Carvana Group at a purchase price per Class A Unit based on the applicable public offering price, less commissions and offering expenses payable by us. In turn, Carvana Group intends to use the net proceeds for general corporate purposes and to pay any costs, fees and expenses incurred by it in connection with such offering.

We expect these general corporate purposes to include, without limitation, repayment of indebtedness, including in the cash tender offer contemplated by the Transaction Support Agreement, funding working capital, capital expenditures, operating expenses and the selective pursuit of business development opportunities, including to expand our current business through acquisitions of, or investments in, other businesses, products or technologies. At this time, we have not specifically identified a material single use for which we intend to use the net proceeds, and, accordingly, we are not able to allocate the net proceeds among any of these potential uses in light of the variety of factors that will impact how such net proceeds are ultimately utilized by us.

DIVIDEND POLICY

We currently intend to retain all available funds and any future earnings to fund the development and growth of our business and to repay indebtedness and, therefore, we do not anticipate paying any cash dividends on our Class A common stock in the foreseeable future. Additionally, because we are a holding company, our ability to pay dividends on our Class A common stock may be limited by restrictions on the ability of our subsidiaries to pay dividends or make distributions to us. Any future determination to pay dividends on our Class A common stock will be at the discretion of our Board, subject to compliance with covenants in current and future agreements governing our and our subsidiaries’ indebtedness, including the indentures governing our various tranches of senior notes, and will depend on our results of operations, financial condition, capital requirements and other factors that our Board deems relevant.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS FOR NON-U.S. HOLDERS

The following is a discussion of material U.S. federal income tax consequences of the ownership and disposition of our Class A common stock to a non-U.S. holder (as defined below) that purchases shares of our Class A common stock in this offering. This discussion applies only to a non-U.S. holder that holds our Class A common stock as a capital asset, within the meaning of Section 1221 of the Code. For purposes of this discussion, a “non-U.S. holder” means any beneficial owner of our Class A common stock that is, for U.S. federal income tax purposes, an individual, corporation, estate or trust other than:

•	an individual citizen or resident of the U.S., as defined for U.S. federal income tax purposes;

•	a corporation or other entity treated as a corporation for U.S. federal income tax purposes created or organized in the U.S. or under the laws of the U.S. or any political subdivision thereof;

•	an estate whose income is subject to U.S. federal income tax regardless of its source; or

•

a trust if it (1) is subject to the primary supervision of a court within the U.S. and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) has a valid election in place to be treated as a U.S. person for U.S. federal income tax purposes.

If you are an individual, you may, in many cases, be deemed to be a resident alien, as opposed to a nonresident alien, by virtue of being present in the U.S. for at least 31 days in the calendar year and for an aggregate of at least 183 days during a three-year period ending in the current calendar year (for these purposes, multiplying the number of days in the first preceding year by 1/3 and the number of days in the second preceding year by 1/6). Such an individual is urged to consult his or her own tax advisor regarding his or her status as a resident alien for U.S. federal income tax purposes under these rules and the U.S. federal income tax consequences of the ownership or disposition of our Class A common stock. In the case of a beneficial owner that is classified as a partnership for U.S. federal income tax purposes, the tax treatment of a partner in such partnership generally will depend upon the status of the partner and the activities of the partner and the partnership. If you are a partner in a partnership considering an investment in our Class A common stock, then you should consult your tax advisor.

This discussion is based upon the provisions of the Code, the Treasury regulations promulgated thereunder and administrative and judicial interpretations thereof, all as of the date hereof. Those authorities may be changed, perhaps retroactively, so as to result in U.S. federal income tax consequences different from those summarized below. We cannot assure you that a change in law, possibly with retroactive application, will not alter significantly the tax considerations that we describe herein. We have not sought and do not plan to seek any ruling from the U.S. Internal Revenue Service, which we refer to as the IRS, with respect to statements made and the conclusions reached in the following discussion, and there can be no assurance that the IRS or a court will agree with our statements and conclusions.

This discussion does not address all aspects of U.S. federal income taxes that may be relevant to non-U.S. holders in light of their personal circumstances, and does not deal with federal taxes other than the U.S. federal income tax (such as U.S. federal estate and gift tax laws or the Medicare tax on certain investment income) or with non-U.S., state or local tax considerations. Special rules, not discussed here, may apply to certain investors, including:

•	former citizens or residents of the United States;

•	financial institutions;

•	insurance companies;

•

an entity or arrangement treated as a partnership or other pass-through entity for U.S. federal income tax purposes (or a partner in a partnership or a beneficial owner of a pass-through entity that holds our Class A common stock);

•	persons who acquired shares of our Class A common stock as compensation or otherwise in connection with the performance of services;

•	brokers, dealers or traders in securities, commodities or currencies;

•	persons who hold our Class A common stock as a position in a “straddle,” “conversion transaction” or other risk reduction transaction;

•	qualified foreign pension funds (within the meaning of Section 897(1)(2) of the Code) and entities all of the interests of which are held by qualified foreign pension funds;

•	controlled foreign corporations or passive foreign investment companies; and

•	tax exempt organizations.

Such investors should consult their tax advisors to determine the U.S. federal, state, local and other tax consequences that may be relevant to them.

THIS SUMMARY IS FOR GENERAL INFORMATION ONLY AND IS NOT INTENDED TO CONSTITUTE A COMPLETE DESCRIPTION OF ALL U.S. FEDERAL INCOME TAX CONSEQUENCES FOR NON-U.S. HOLDERS RELATING TO THE OWNERSHIP AND DISPOSITION OF SHARES OF OUR CLASS A COMMON STOCK. INVESTORS CONSIDERING THE PURCHASE OF OUR CLASS A COMMON STOCK SHOULD CONSULT THEIR OWN TAX ADVISORS REGARDING THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AND THE CONSEQUENCES OF NON-U.S., STATE OR LOCAL LAWS, AND TAX TREATIES.

Dividends

As discussed under the section entitled “Dividend Policy” above, we do not currently anticipate paying dividends. In the event that we do make a distribution of cash or property (other than certain stock distributions) with respect to our Class A common stock (or that we engage in certain transactions that are treated as distributions with respect to our Class A common stock), any such distribution (including, for all purposes of this discussion, any deemed distribution) will be treated as a dividend for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits (as determined under U.S. federal income tax principles). Dividends paid to you generally will be subject to withholding of U.S. federal income tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty. However, dividends that are effectively connected with the conduct of a trade or business by you within the U.S. are not subject to the withholding tax, but instead are subject to U.S. federal income tax on a net-income basis at applicable individual or corporate rates, unless an applicable income tax treaty provides otherwise. Certain certification and disclosure requirements, including delivery of a properly executed IRS Form W-8ECI, must be satisfied for effectively connected income to be exempt from withholding. Any such effectively connected dividends received by a foreign corporation may be subject to an additional “branch profits tax” at a 30% rate or such lower rate as may be specified by an applicable income tax treaty.

If the amount of a distribution paid on our Class A common stock exceeds our current and accumulated earnings and profits, such excess will be allocated ratably among your shares of Class A common stock with respect to which the distribution is paid and treated first as a tax-free return of capital to the extent of your adjusted tax basis in each such share, and thereafter as capital gain from a sale or other taxable disposition of such share of that is taxed to you as described below under the heading “—Gain on Disposition of Class A Common Stock.” Your adjusted tax basis in a share of Class A common stock is generally the purchase price of such share, reduced by the amounts of any such tax-free returns of capital.

If you wish to claim the benefit of an applicable treaty rate to avoid or reduce withholding of U.S. federal income tax for dividends, then you must (a) provide the withholding agent with a properly completed IRS Form W-8BEN or IRS Form W-8BEN-E (or other applicable form) and certify under penalties of perjury that you are not a U.S. person and are eligible for treaty benefits, or (b) if our Class A common stock is held through certain foreign intermediaries, satisfy the relevant certification requirements of applicable U.S. Treasury regulations. Special certification and other requirements apply to certain non-U.S. stockholders that act as intermediaries (including partnerships).

If you are eligible for a reduced rate of U.S. federal income tax pursuant to an income tax treaty, then you may obtain a refund or credit of any excess amounts withheld by filing timely an appropriate claim with the IRS.

If you are a non-U.S. holder (including for this purpose, a non-U.S. partnership) and not an individual, you may be subject to a 30% withholding tax under FATCA (as defined below), even if you are eligible to claim the benefits of a tax treaty, if certain information reporting rules are not complied with, as discussed below under “—FATCA.”

Gain on Disposition of Class A Common Stock

Subject to the discussions below of the backup withholding tax and FATCA withholding, you generally will not be subject to U.S. federal income tax with respect to gain realized on the sale or other taxable disposition of our Class A common stock, unless:

•

the gain is effectively connected with a trade or business you conduct in the U.S., and, if required by an applicable income tax treaty, is attributable to a U.S. permanent establishment or fixed base;

•	if you are an individual, you are present in the U.S. for 183 days or more in the taxable year of the sale or other taxable disposition and certain other conditions are met; or

•	we are or have been during a specified testing period a “U.S. real property holding corporation” for U.S. federal income tax purposes, and certain other conditions are met.

If you are a person described in the first bullet point above, you generally will be subject to tax on the net gain derived from the sale or other taxable disposition under regular U.S. federal income tax rates. In addition, a non-U.S. holder that is a corporation may be subject to the branch profits tax at a 30% rate on its effectively connected earnings and profits (or such lower rate as may be specified by an applicable income tax treaty). If you are an individual described in the second bullet point above, you generally will be subject to a flat 30% tax on the gain derived from the sale or other taxable disposition (unless an applicable income tax treaty provides otherwise), which may be offset by U.S.-source capital losses. With respect to the third bullet point above, we believe that we are not, and we do not anticipate becoming, a “U.S. real property holding corporation” for U.S. federal income tax purposes. Even if we are or become a U.S. real property holding corporation, a non-U.S. holder generally will not be subject to U.S. federal income tax on any gain in respect of our Class A common stock as long as our Class A common stock is regularly traded on an established securities market and such non-U.S. holder actually or constructively owned no more than 5% of our Class A common stock during the specified testing period. The NYSE on which our Class A common stock is currently traded is an established securities market for these purposes.

Information Reporting and Backup Withholding

The applicable withholding agent must file information returns with the IRS in connection with distributions paid to you on shares of our Class A common stock. The IRS may make this information available to the tax authorities in the country in which you are resident. In addition, you may be subject to backup withholding (currently at a rate of 24%) with respect to dividends paid on shares of our Class A common stock, unless, generally, you certify under penalties or perjury (usually on IRS Form W-8BEN or IRS Form W-8BEN-E or another appropriate version of IRS Form W-8) that you are not a U.S. person or you otherwise establish an exemption.

Additional rules relating to information reporting requirements and backup withholding with respect to payments of the proceeds from the disposition of shares of our Class A common stock are as follows:

•

If the proceeds are paid to or through the U.S. office of a broker, the proceeds generally will be subject to backup withholding and information reporting, unless you certify under penalties of perjury (usually on IRS Form W-8BEN or IRS Form W-8BEN-E or another appropriate version of IRS Form W-8) that you are not a U.S. person or you otherwise establish an exemption.

•

If the proceeds are paid to or through a non-U.S. office of a broker that is not a U.S. person and is not a foreign person with certain specified U.S. connections (a “U.S.-related person”), information reporting and backup withholding generally will not apply.

•

If the proceeds are paid to or through a non-U.S. office of a broker that is a U.S. person or a U.S.-related person, the proceeds generally will be subject to information reporting and may be subject to backup withholding, unless you certify under penalties of perjury (usually on IRS Form W-8BEN or IRS Form W-8BEN-E or another appropriate version of IRS Form W-8) that you are not a U.S. person or you otherwise establish an exemption.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against your U.S. federal income tax liability, provided the required information is timely furnished by you to the IRS.

FATCA

Sections 1471 through 1474 of the Code and the U.S. Treasury regulations and administrative guidance issued thereunder (referred to as “FATCA”) impose a 30% U.S. federal withholding tax on payments of dividends on our Class A common stock if paid to a “foreign financial institution” or a “non-financial foreign entity” (each as defined in the Code) (including, in some cases, when such foreign financial institution or non-financial foreign entity is acting as an intermediary), unless: (i) in the case of a foreign financial institution, such institution enters into an agreement with the U.S. government to withhold on certain payments, and to collect and provide to the U.S. tax authorities substantial information regarding U.S. account holders of such institution (which includes certain equity and debt holders of such institution, as well as certain account holders that are foreign entities with U.S. owners); (ii) in the case of a non-financial foreign entity, such entity certifies that it does not have any “substantial United States owners” (as defined in the Code) or provides the withholding agent with a certification identifying its direct and indirect substantial

United States owners (generally by providing an IRS Form W-8BEN-E); or (iii) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules and provides appropriate documentation (such as an IRS Form W-8BEN-E). Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States with respect to these rules may be subject to different rules. Initially, in addition to applying to payments of dividends, the FATCA rules applied to the gross proceeds from the sale or other disposition (including a redemption) of our Class A common stock if such sale or other disposition occurred after December 31, 2018. However, under proposed IRS regulations, the FATCA rules will not apply to the gross proceeds from the sale of other disposition of equity or debt instruments (including our Class A common stock)—those rules have, in effect, been repealed. In the preamble to the proposed regulations, the IRS provided that taxpayers may rely upon this repeal until the issuance of final regulations.

The FATCA withholding tax will apply to all withholdable payments made to a non-exempt foreign financial institution or non-financial foreign entity, regardless of whether such institution or entity is the beneficial owner of such payment or an intermediary and without regard to whether the beneficial owner of the payment would otherwise be entitled to an exemption from, or reduction of, withholding tax pursuant to an applicable tax treaty with the United States or U.S. domestic law. If there is FATCA withholding on dividends on our Class A common stock, beneficial owners that are not foreign financial institutions and are otherwise eligible for an exemption from, or reduction of, U.S. federal withholding taxes with respect to such dividends will be required to seek a credit or refund from the IRS to obtain the benefit of such exemption or reduction. We will not pay additional amounts to beneficial owners of our Class A common stock in respect of any amounts withheld.

THE PRECEDING DISCUSSION OF U.S. FEDERAL INCOME TAX CONSIDERATIONS IS FOR GENERAL INFORMATION ONLY. IT IS NOT TAX ADVICE. POTENTIAL PURCHASERS OF OUR CLASS A COMMON STOCK ARE URGED TO CONSULT THEIR TAX ADVISORS TO DETERMINE THE U.S. FEDERAL, STATE, LOCAL AND NON-U.S. TAX CONSIDERATIONS OF PURCHASING, OWNING AND DISPOSING OF OUR CLASS A COMMON STOCK, INCLUDING THE CONSEQUENCES OF ANY CHANGES IN APPLICABLE TAX LAWS.

PLAN OF DISTRIBUTION

We have entered into the Distribution Agreement with the Sales Agents, under which we may offer and sell from time to time up to the greater of (i) shares of our Class A common stock representing an aggregate offering price of $1,000,000,000 and (ii) an aggregate number of 35,000,000 shares of our Class A common stock through the Sales Agents, acting as our sales agents, or directly to the Sales Agents, acting as principals. Sales of our Class A common stock, if any, may be made in transactions that are deemed to be “at the market offerings” as defined in Rule 415(a)(4) promulgated under the Securities Act, including sales made in ordinary brokers’ transactions on the NYSE or otherwise at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices.

The Sales Agents will offer our Class A common stock, subject to the terms and conditions of the Distribution Agreement, on a specified trading day or a specified period of trading days or otherwise as agreed upon by us and the Sales Agents. We will designate the maximum amount of our Class A common stock to be sold through the Sales Agents on a specified trading day or a specified period of trading days or otherwise determine such maximum amount together with the Sales Agents. Subject to the terms and conditions of the Distribution Agreement, the Sales Agents will use their commercially reasonable efforts consistent with their normal trading and sales practices and applicable law and regulation to sell on our behalf the Class A common stock we designate from time to time. We may instruct the Sales Agents not to sell our Class A common stock if the sales cannot be effected at or above the price designated by us in any such instruction. We or the Sales Agents may suspend the offering of our Class A common stock under the Distribution Agreement upon proper notice and subject to certain other conditions.

The Sales Agents will receive from us a commission not to exceed 2.0% of the actual sales price per share of our Class A common stock for any shares sold under the Distribution Agreement.

If shares of our Class A common stock are sold by the Sales Agents for us under the Distribution Agreement, the Sales Agents will provide written confirmation to us of any such sales no later than 5:00 p.m., New York City time, on the same NYSE trading day on which such sales were made. Each confirmation will include the number of shares sold on that trading day and the actual sales price of such shares.

Settlement for sales of our Class A common stock will occur, unless the parties agree otherwise, on the second trading day on the NYSE following the date on which any sales were made in return for payment of the actual sales price to us. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

Under the terms of the Distribution Agreement, we also may sell our Class A common stock to the Sales Agents, acting severally and as principals for their own accounts, at a price per share to be agreed upon at the time of sale. If we sell shares to any of the Sales Agents as principals, we will enter into a separate terms agreement with such Sales Agents, and we will describe such agreement in a separate prospectus supplement or pricing supplement.

We will report either in a prospectus supplement or our filings with the SEC under the Exchange Act, or both, at least quarterly, the number of shares of our Class A common stock sold through the Sales Agents under the Distribution Agreement and any separate terms agreement, the gross and net proceeds to us and the compensation paid by us to the Sales Agents in connection with the sales of our Class A common stock.

In connection with the sale of our Class A common stock on our behalf, the Sales Agents may be deemed to be “underwriters” within the meaning of the Securities Act, and the compensation paid to the Sales Agents may be deemed to be underwriting commissions or discounts. We have agreed in the Distribution Agreement to provide indemnification and contribution to the Sales Agents against certain civil liabilities, including liabilities under the Securities Act.

The Sales Agents and their respective affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with us or our affiliates. They or such affiliates have received, or may in the future receive, customary fees and commissions for these transactions.

In addition, in the ordinary course of its business activities, the Sales Agents and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve either securities or instruments, or both, of ours or our affiliates. The Sales Agents and their respective affiliates may also make investment recommendations or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, either long or short positions, or both, in such securities and instruments.

We and the Sales Agents have determined that shares of our Class A common stock are “actively-traded securities” excepted from the requirements of Rule 101 of Regulation M under the Exchange Act by Rule 101(c)(1) of Regulation M. If either of the Sales Agents or we have reason to believe that the exemptive provisions set forth in Rule 101(c)(1) of Regulation M under the Exchange Act are not satisfied, that party will promptly notify the other and sales of our Class A common stock under the Distribution Agreement will be suspended until that or other exemptive provisions have been satisfied in the judgment of the Sales Agents and us.

The offering of our Class A common stock pursuant to the Distribution Agreement will terminate upon the earlier of (i) the sale of all shares of our Class A common stock subject to the Distribution Agreement, (ii) the termination of the Distribution Agreement by either us or by the Sales Agents, or both and (iii) April 20, 2025.

We estimate that the total expenses of the offering payable by us, excluding discounts and commissions payable to the Sales Agents under the Distribution Agreement, will be approximately $900,000. We have agreed to pay for certain of the Sales Agents’ expenses.

LEGAL MATTERS

The validity of the securities offered hereby will be passed upon for us by Kirkland & Ellis LLP, Chicago, Illinois. Certain legal matters will be passed upon for the Sales Agents by Simpson Thacher & Bartlett LLP, New York, New York. Some of the partners of Kirkland & Ellis LLP are investors in, or are partners in partnerships that are investors in, the issuer of Class A common stock in this offering.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting of Carvana incorporated by reference in this prospectus supplement and elsewhere in the registration statement have been so incorporated by reference in reliance upon the reports of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

The combined financial statements of ADESA US Auction, LLC as of and for the year ended December 31, 2021, have been incorporated by reference in this prospectus supplement and elsewhere in the registration statement in reliance upon the report of KPMG LLP, independent auditors, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

We are incorporating by reference into this prospectus supplement certain documents that we file with the SEC, which means that we are disclosing important information to you by referring you to those documents. We incorporate by reference into this prospectus supplement the documents listed below (other than any portions thereof, which under the Exchange Act and applicable SEC rules, are not deemed “filed” under the Exchange Act, including any financial statements or exhibits relating thereto furnished pursuant to Item 9.01), which we have filed with the SEC:

•

our Annual Report on Form 10-K for the year ended December 31, 2022 filed on February  23, 2023 (including the portions of our Definitive Proxy Statement on Schedule  14A, filed with the SEC on March 21, 2023 (as supplemented by the Proxy Statement Supplement filed on March 29, 2023), that we incorporate by reference in such Annual Report);

•	our Quarterly Reports on Form 10-Q for the quarter ended March 31, 2023, filed with the SEC on May 4, 2023 and for the quarter ended June 30, 2023, filed with the SEC on July 19, 2023;

•

our Current Reports on Form 8-K filed on January 17, 2023 (with respect to Items 1.01, 3.03, 5.03, 8.01 and 9.01), January 17, 2023 (with respect to Items 1.01 and 9.01), January  20, 2023 (with respect to Items 1.01 and 9.01), March  22, 2023 (with respect to Items 8.01 and 9.01 only), April 19, 2023 (with respect to Items 8.01 and 9.01), May  3, 2023 (with respect to Items 8.01 and 9.01), May  3, 2023 (with respect to Items 5.02, 5.07 and 9.01), May  17, 2023 (with respect to Items 8.01 and 9.01), June  2, 2023 (with respect to Items 8.01 and 9.01) and July 19, 2023 (with respect Items 1.01 and 9.01 (excluding all exhibits except exhibits 10.1 and 99.2)); and

•

the description of our Class A common stock and the preferred share purchase rights associated with our Class A common stock, set forth in Exhibit 4.16 of our Annual Report on Form 10-K for the year ended December 31, 2022.

We also incorporate by reference the information contained in all other documents we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than portions of these documents that are deemed to have been furnished and not filed in accordance with SEC rules, including pursuant to Item 2.02 or Item 7.01 of any Current Report on Form 8-K (including any financial statements or exhibits relating thereto furnished pursuant to Item 9.01), unless otherwise indicated therein) after the date of this prospectus supplement and prior to the termination of this offering. The information contained in any such document will be considered part of this prospectus supplement from the date the document is filed with the SEC.

Notwithstanding the statements in the foregoing paragraphs, no document, report or exhibit (or portion of any of the foregoing) or any other information that we have “furnished” or may in the future “furnish” to the SEC pursuant to the Exchange Act shall be incorporated by reference into this prospectus supplement.

Any statement contained in a document incorporated by reference in this prospectus supplement will be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document, which also is incorporated by reference in this prospectus supplement, modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

You may request a copy of these filings, at no cost, by writing or telephoning us at the following address or telephone number:

Carvana Co.

300 E. Rio Salado Parkway

Tempe, Arizona 85281

Attn: Investor Relations Department

Phone: (480) 719-8809

Those copies will not include exhibits, unless the exhibits have specifically been incorporated by reference in this document or you specifically request them.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. This prospectus supplement is accompanied by the accompanying prospectus, which is part of the registration statement, but the accompanying prospectus does not contain all of the information included in the registration statement or the exhibits. Our SEC filings are available to the public on the internet at a website maintained by the SEC located at http://www.sec.gov. This reference to the SEC’s website is an inactive textual reference only and is not a hyperlink. We will provide, without charge, upon written request or oral request, a copy of any or all of the documents incorporated by reference (excluding exhibits unless an exhibit has been specifically incorporated by reference) that are exhibits to the Registration Statement. Such requests should be directed to Carvana Co. at 300 E. Rio Salado Parkway, Attn: Investor Relations Department.

Prospectus Supplement

(To Prospectus dated April 20, 2022)

CARVANA CO.

Class A Common Stock

This prospectus supplement amends the existing base prospectus that forms a part of the Registration Statement on Form S-3 (File No. 333-264391), which became effective April 20, 2022, to update the section entitled “Description of Capital Stock” set forth in the existing base prospectus. The section set forth in this prospectus supplement entitled “Description of Capital Stock” replaces and supersedes in its entirety the section entitled “Description of Capital Stock” set forth in the existing base prospectus.

On January 16, 2023, our board of directors declared a dividend of one preferred share purchase right for each share of Class A common stock outstanding on January 27, 2023 to the stockholders of record on that date.

Our Class A common stock is listed on the New York Stock Exchange (the “NYSE”) under the symbol “CVNA.” On July 18, 2023, the last sale price of our Class A common stock as reported on the NYSE was $39.80 per share.

Investing in our Class A common stock involves a high degree of risk. You should review carefully the risks and uncertainties described in the “Risk Factors” section beginning on page 3 of the existing base prospectus and in any applicable prospectus supplement.

This prospectus supplement should be read in conjunction with the existing base prospectus dated April 20, 2022.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is July 19, 2023.

DESCRIPTION OF CAPITAL STOCK

The following is a summary description of the material terms of our amended and restated certificate of incorporation, amended and restated bylaws and the Tax Asset Preservation Plan (as defined below). This summary description is qualified by reference to our amended and restated certificate of incorporation, amended and restated bylaws and the Tax Asset Preservation Plan, and by the provisions of applicable law. The following description may not contain all of the information that is important to you. To understand the material terms of our Class A common stock, you should read our amended and restated certificate of incorporation, amended and restated bylaws and the Tax Asset Preservation Plan, which are filed as exhibits to the registration statement of which this prospectus supplement forms a part and our other filings with the SEC incorporated by reference in the existing base prospectus.

General

Our amended and restated certificate of incorporation (our “certificate”) authorizes capital stock consisting of:

•	500,000,000 shares of Class A common stock, par value $0.001 per share;

•	125,000,000 shares of Class B common stock, par value $0.001 per share; and

•	50,000,000 shares of undesignated preferred stock, with a par value per share that may be established by the Board in the applicable certificate of designations.

As of July 18, 2023, we had 106,543,855 and 82,900,276 shares of our Class A common stock and Class B common stock issued and outstanding, respectively.

The following summary describes the material provisions of our capital stock. We urge you to read our amended and restated certificate of incorporation, our amended and restated bylaws (our “bylaws”) and the Tax Asset Preservation Plan, which have been filed with the SEC.

Certain provisions of our certificate, our bylaws and the Tax Asset Preservation Plan summarized below may be deemed to have an anti-takeover effect and may delay or prevent a tender offer or takeover attempt that a stockholder might consider in its best interest, including those attempts that might result in a premium over the market price for the shares of Class A common stock.

Class A Common Stock

Holders of shares of our Class A common stock are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders. The holders of our Class A common stock do not have cumulative voting rights in the election of directors.

Holders of shares of our Class A common stock will vote together with holders of our Class B common stock as a single class on all matters presented to our stockholders for their vote or approval, except for certain amendments to our certificate of incorporation described below or as otherwise required by applicable law or the certificate.

Holders of shares of our Class A common stock are entitled to receive dividends when and if declared by our Board out of funds legally available therefor, subject to any statutory or contractual restrictions on the payment of dividends and to any restrictions on the payment of dividends imposed by the terms of any outstanding preferred stock.

Upon our dissolution or liquidation or the sale of all or substantially all of our assets, after payment in full of all amounts required to be paid to creditors and to the holders of preferred stock having liquidation preferences, if any, the holders of shares of our Class A common stock will be entitled to receive pro rata our remaining assets available for distribution.

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Holders of shares of our Class A common stock do not have preemptive, subscription, redemption or conversion rights. There will be no redemption or sinking fund provisions applicable to the Class A common stock.

Class B Common Stock

Each holder of Class B common stock is entitled to one vote for each share of Class B common stock held of record by such holder; provided that each holder that, together with its affiliates (which, in the case of the Garcia Parties, includes each other Garcia Party), (1) beneficially owned 50% or more of the LLC Units immediately following the completion of the IPO and (2) as of the applicable record date or other date of determination maintains direct or indirect beneficial ownership of an aggregate of at least 25% of the outstanding shares of Class A common stock (determined assuming that each LLC Unit held by holders other than Carvana Sub were exchanged for Class A common stock), is entitled to ten votes for each share of Class B common stock held of record by such holder. As a result, because only the Garcia Parties met the 50% ownership threshold at the completion of the IPO, only the Garcia Parties are entitled to ten votes per share of Class B common stock they beneficially own, for so long as the Garcia Parties maintain, in the aggregate, direct or indirect beneficial ownership of at least 25% of the outstanding shares of Class A common stock (determined on an as-exchanged basis assuming that all of the LLC Units were exchanged for Class A common stock). Each other share of our Class B common stock entitles its holder to one vote on all matters to be voted on by stockholders generally. The Garcia Parties holding shares of our Class B common stock will be entitled to one vote for each share held of record on all matters submitted to a vote of stockholders when the Garcia Parties’ direct or indirect beneficial ownership of the outstanding shares of Class A common stock (determined on an as-exchanged basis assuming that all of the LLC Units were exchanged for Class A common stock) is less than 25%. The holders of our Class B common stock do not have cumulative voting rights in the election of directors.

Holders of shares of our Class B common stock vote together with holders of our Class A common stock as a single class on all matters presented to our stockholders for their vote or approval, except for certain amendments to our certificate of incorporation described below or as otherwise required by applicable law or the certificate.

Holders of our Class B common stock do not have any right to receive dividends or to receive a distribution upon dissolution or liquidation or the sale of all or substantially all of our assets. Additionally, holders of shares of our Class B common stock do not have preemptive, subscription, redemption or conversion rights. There will be no redemption or sinking fund provisions applicable to the Class B common stock. Any amendment of our certificate of incorporation that gives holders of our Class B common stock (1) any rights to receive dividends or any other kind of distribution, (2) any right to convert into or be exchanged for Class A common stock or (3) any other economic rights will require, in addition to stockholder approval, the affirmative vote of holders of our Class A common stock voting separately as a class.

Holders of Class A Units own 100% of our outstanding Class B common stock.

Preferred Stock

Under the terms of our certificate, our Board is authorized to direct us to issue shares of preferred stock in one or more series without stockholder approval. Our Board has the discretion to determine the rights, preferences, privileges and restrictions, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences, of each series of preferred stock.

The purpose of authorizing our Board to issue preferred stock and determine its rights and preferences is to eliminate delays associated with a stockholder vote on specific issuances. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions, future financings and other corporate purposes, could have the effect of making it more difficult for a third party to acquire, or could discourage a third party from seeking to acquire, a majority of our outstanding voting stock. Additionally, the issuance of preferred stock may adversely affect the holders of our Class A common stock by restricting dividends on the Class A common stock, diluting the voting power of the Class A common stock or subordinating the liquidation rights of the Class A common stock. As a result of these or other factors, the issuance of preferred stock could have an adverse impact on the market price of our Class A common stock.

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Forum Selection

Our certificate provides that, unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (or, if the Court of Chancery does not have jurisdiction, the United States District Court for the District of Delaware) will be the sole and exclusive forum for (1) any derivative action or proceeding brought on our behalf, (2) any action asserting a claim of breach of a fiduciary duty owed by any of our directors, officers or other employees to us or our stockholders, (3) any action asserting a claim against the company or any director or officer of the company arising pursuant to any provision of the DGCL, our certificate or our bylaws or (4) any other action asserting a claim against the company or any director or officer of the company that is governed by the internal affairs doctrine. Although we believe these provisions benefit us by providing increased consistency in the application of Delaware law for the specified types of actions and proceedings, the provisions may have the effect of discouraging lawsuits against us or our directors and officers.

Anti-Takeover Provisions

Our certificate, bylaws and the DGCL contain provisions, which are summarized in the following paragraphs, that are intended to enhance the likelihood of continuity and stability in the composition of our Board. These provisions are intended to avoid costly takeover battles, reduce our vulnerability to a hostile change of control and enhance the ability of our Board to maximize stockholder value in connection with any unsolicited offer to acquire us. However, these provisions may have an anti-takeover effect and may delay, deter or prevent a merger or acquisition of us by means of a tender offer, a proxy contest or other takeover attempt that a stockholder might consider in its best interest, including those attempts that might result in a premium over the prevailing market price for the shares of Class A common stock held by stockholders. These provisions include:

Dual Class of Common Stock. As described above in “—Class A Common Stock “ and “—Class B Common Stock,” our certificate provides for a dual class common stock structure pursuant to which the Garcia Parties holding our Class B common stock are entitled to ten votes for each share held of record on all matters submitted to a vote for so long as the Garcia Parties maintain, in the aggregate, direct or indirect beneficial ownership of at least 25% of the outstanding shares of Class A common stock (determined on an as-exchanged basis assuming that all of the LLC Units were exchanged for Class A common stock), thereby giving the Garcia Parties the ability to control the outcome of matters requiring stockholder approval, even if they own significantly less than a majority of the shares of our outstanding Class A and Class B common stock, including the election of directors and significant corporate transactions, such as a merger or other sale of our company or its assets, and current investors, executives and employees with the ability to exercise significant influence over those matters.

Classified Board. Our certificate provides that our Board will be divided into three classes of directors, with the classes as nearly equal in number as possible, and with the directors serving three-year terms. As a result, approximately one-third of our Board will be elected each year. The classification of directors will have the effect of making it more difficult for stockholders to change the composition of our Board. Our certificate provides that, subject to any rights of holders of preferred stock to elect additional directors under specified circumstances, the number of directors will be fixed exclusively pursuant to a resolution adopted by our Board. Our Board currently has six members.

Stockholder Action by Written Consent. Our certificate precludes stockholder action by written consent at any time the Garcia Parties are no longer entitled to ten votes for each share of Class B common stock held of record on all matters submitted to a vote.

Special Meetings of Stockholders. Except as required by law, special meetings of our stockholders shall be called at any time only by or at the direction of our Board or the chairman of our Board; provided, however, (1) at any time when the Garcia Parties beneficially own any of our Class B common stock, special meetings of our stockholders shall also be called by our Board or the chairman of our Board at the request of the Garcia Parties and (2) at any time when the Garcia Parties holding our Class B common stock are entitled to ten votes for each share

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held of record on all matters submitted to a vote, special meetings of our stockholders shall also be called by holders of a majority in voting power of the outstanding shares of our capital stock entitled to vote on all matters to be voted on by stockholders generally, voting together as a single class. Our bylaws prohibit the conduct of any business at a special meeting other than as specified in the notice for such meeting. These provisions may have the effect of deferring, delaying or discouraging hostile takeovers, or changes in control or management of us.

Advance Notice Procedures. Our bylaws establish an advance notice procedure for stockholder proposals to be brought before an annual meeting of our stockholders, including proposed nominations of persons for election to our Board; provided, however, such advance notice procedure does not apply to the Garcia Parties. Stockholders at an annual meeting will only be able to consider proposals or nominations specified in the notice of meeting or brought before the meeting by or at the direction of our Board or by a stockholder who was a stockholder of record on the record date for the meeting, who is entitled to vote at the meeting and who has given our Secretary timely written notice, in proper form, of the stockholder’s intention to bring that business before the meeting. Although the bylaws will not give our Board the power to approve or disapprove stockholder nominations of candidates or proposals regarding other business to be conducted at a special or annual meeting, the bylaws may have the effect of precluding the conduct of certain business at a meeting if the proper procedures are not followed or may discourage or deter a potential acquirer from conducting a solicitation of proxies to elect its own slate of directors or otherwise attempting to obtain control of us.

Removal of Directors; Vacancies. Directors may be removed with or without cause upon the affirmative vote of a majority in voting power of all outstanding shares of stock entitled to vote thereon, voting together as a single class; provided, however, at any time when the Garcia Parties holding our Class B common stock are no longer entitled to ten votes for each share held of record on all matters submitted to a vote, directors may only be removed for cause, and only by the affirmative vote of holders of at least 66 2/3% in voting power of all the then-outstanding shares of stock of the company entitled to vote thereon, voting together as a single class. In addition, our certificate provides that, subject to the rights granted to one or more series of preferred stock then outstanding, any newly created directorship on our Board that results from an increase in the number of directors and any vacancies on our Board will be filled at any time when the Garcia Parties holding our Class B common stock are entitled to ten votes for each share held of record on all matters submitted to a vote, either (1) upon the affirmative vote of a majority in voting power of all outstanding shares of capital stock entitled to vote thereon, voting together as a single class or (2) if no such appointment has been made by the tenth day following the occurrence of the vacancy, or if such shareholders holding a majority in voting power of all outstanding shares of capital stock notify our Board that no appointment shall be made, by the affirmative vote of a majority of the remaining directors, even if less than a quorum, or by the sole remaining director. At any time the Garcia Parties holding our Class B common stock are no longer entitled to ten votes for each share held of record on all matters submitted to a vote, any newly created directorship on our Board that results from an increase in the number of directors and any vacancy occurring on our Board will be filled by the affirmative vote of a majority of the remaining directors, even if less than a quorum, or by the sole remaining director.

Supermajority Approval Requirements. Our Board is expressly authorized to make, alter, amend, change, add to, rescind or repeal, in whole or in part, our bylaws without a stockholder vote in any matter not inconsistent with the laws of the State of Delaware and our certificate. For as long as the Garcia Parties holding our Class B common stock are entitled to ten votes for each share held of record on all matters submitted to a vote, any amendment, alteration, rescission or repeal of our bylaws by our stockholders will require the affirmative vote of a majority in voting power of the outstanding shares of our stock entitled to vote on such amendment, alteration, change, addition, rescission or repeal. When the Garcia Parties holding our Class B common stock are no longer entitled to ten votes for each share held of record on all matters submitted to a vote, any amendment, alteration, rescission or repeal of our bylaws by our stockholders will require the affirmative vote of the holders of at least 66 2/3% in voting power of all the then-outstanding shares of stock of the company entitled to vote thereon, voting together as a single class. The DGCL provides generally that the affirmative vote of a majority of the outstanding shares entitled to vote thereon, voting together as a single class, is required to amend a corporation’s certificate of incorporation, unless the certificate requires a greater percentage.

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At any time when the Garcia Parties holding our Class B common stock are no longer entitled to ten votes for each share held of record on all matters submitted to a vote, the following provisions in our amended and restated certificate of incorporation may be amended, altered, repealed or rescinded only by the affirmative vote of the holders of at least 66 2/3% (as opposed to a majority threshold that would apply when holders of our Class B common stock are entitled to ten votes for each share held of record on all matters submitted to a vote) in voting power of all the then-outstanding shares of stock entitled to vote thereon, voting together as a single class:

•	the provision requiring a 66 2/3% supermajority vote for stockholders to amend our bylaws;

•	the provisions providing for a classified Board (the election and term of our directors);

•	the provisions regarding resignation and removal of directors;

•	the provisions regarding entering into business combinations with interested stockholders;

•	the provisions regarding stockholder action by written consent;

•	the provisions regarding calling special meetings of stockholders;

•	the provisions regarding filling vacancies on our Board and newly created directorships;

•	the provisions eliminating monetary damages for breaches of fiduciary duty by a director; and

•	the amendment provision requiring that the above provisions be amended only with a 66 2/3% supermajority vote.

The combination of the classification of our Board, the lack of cumulative voting and the supermajority voting requirements will make it more difficult for our existing stockholders to replace our Board as well as for another party to obtain control of us by replacing our Board. Because our Board has the power to retain and discharge our officers, these provisions could also make it more difficult for existing stockholders or another party to effect a change in management.

Authorized but Unissued Shares. Our authorized but unissued shares of common stock and preferred stock will be available for future issuance without stockholder approval, subject to stock exchange rules. These additional shares may be utilized for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions and employee benefit plans. One of the effects of the existence of authorized but unissued common stock or preferred stock may be to enable our Board to issue shares to persons friendly to current management, which issuance could render more difficult or discourage an attempt to obtain control of the company by means of a merger, tender offer, proxy contest or otherwise, and thereby protect the continuity of our management and possibly deprive our stockholders of opportunities to sell their shares of common stock at prices higher than prevailing market prices.

Business Combinations. We are not subject to the provisions of Section 203 of the DGCL. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a three-year period following the time that the person becomes an interested stockholder, unless the business combination is approved in a prescribed manner. A “business combination” includes, among other things, a merger, asset or stock sale or other transaction resulting in a financial benefit to the interested stockholder. An “interested stockholder” is a person who, together with affiliates and associates, owns, or did own within three years prior to the determination of interested stockholder status, 15% or more of the corporation’s voting stock.

Under Section 203, a business combination between a corporation and an interested stockholder is prohibited unless it satisfies one of the following conditions: (1) before the stockholder became an interested stockholder, the Board approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder; (2) upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding, shares owned by persons who are directors and also officers, and employee stock plans, in some instances; or (3) at or after the time the stockholder became an interested stockholder, the business combination was approved by the Board and authorized at an annual or special meeting of the stockholders by the affirmative vote of at least two-thirds of the outstanding voting stock which is not owned by the interested stockholder.

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A Delaware corporation may “opt out” of these provisions with an express provision in its original certificate of incorporation or an express provision in its certificate or bylaws resulting from a stockholders’ amendment approved by at least a majority of the outstanding voting shares.

We have opted out of Section 203; however, our certificate of incorporation contains similar provisions providing that we may not engage in certain “business combinations” with any “interested stockholder” for a three-year period following the time that the stockholder became an interested stockholder, unless:

•	prior to such time, our Board approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

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upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of our voting stock outstanding at the time the transaction commenced, excluding certain shares; or

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at or subsequent to that time, the business combination is approved by our Board and by the affirmative vote of holders of at least 66 2/3% of our outstanding voting stock that is not owned by the interested stockholder.

Under certain circumstances, this provision will make it more difficult for a person who would be an “interested stockholder” to effect various business combinations with the company for a three-year period. This provision may encourage companies interested in acquiring the company to negotiate in advance with our Board because the stockholder approval requirement would be avoided if our Board approves either the business combination or the transaction which results in the stockholder becoming an interested stockholder. These provisions also may have the effect of preventing changes in our Board and may make it more difficult to accomplish transactions which stockholders may otherwise deem to be in their best interests.

Our certificate of incorporation provides that the Garcia Parties, and any of their direct or indirect transferees and any group as to which such persons are a party, do not constitute “interested stockholders” for purposes of this provision.

Limitations on Liability and Indemnification of Officers and Directors

The DGCL authorizes corporations to limit or eliminate the personal liability of directors to corporations and their stockholders for monetary damages for breaches of directors’ fiduciary duties, subject to certain exceptions. Our certificate of incorporation includes a provision that eliminates the personal liability of directors for monetary damages for any breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL. The effect of these provisions is to eliminate the rights of us and our stockholders, through stockholders’ derivative suits on our behalf, to recover monetary damages from a director for breach of fiduciary duty as a director, including breaches resulting from grossly negligent behavior. However, exculpation will not apply to any director if the director has acted in bad faith, knowingly or intentionally violated the law, authorized illegal dividends or redemptions or derived an improper benefit from his or her actions as a director.

Our bylaws provide that we must indemnify and advance expenses to our directors and officers to the fullest extent authorized by the DGCL. We also are expressly authorized to carry directors’ and officers’ liability insurance providing indemnification for our directors, officers and certain employees for some liabilities. We believe that these indemnification and advancement provisions and insurance will be useful to attract and retain qualified directors and officers.

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The limitation of liability, indemnification and advancement provisions that will be included in our certificate of incorporation and bylaws may discourage stockholders from bringing a lawsuit against directors for breaches of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. In addition, your investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.

There is currently no pending material litigation or proceeding involving any of our directors, officers or employees for which indemnification is sought.

Corporate Opportunity Doctrine

Delaware law permits corporations to adopt provisions renouncing any interest or expectancy in certain opportunities that are presented to the corporation or its officers, directors or stockholders. Our certificate of incorporation, to the maximum extent permitted from time to time by Delaware law, renounces any interest or expectancy that we have in, or right to be offered an opportunity to participate in, specified business opportunities that are from time to time presented to certain of our officers, directors or stockholders or their respective affiliates, other than those officers, directors, stockholders or affiliates acting in their capacity as our employee or director. Our certificate provides that, to the fullest extent permitted by law, any director or stockholder who is not employed by us or our affiliates will not have any duty to refrain from (1) engaging in a corporate opportunity in the same or similar lines of business in which we or our affiliates now engage or propose to engage or (2) otherwise competing with us or our affiliates. In addition, to the fullest extent permitted by law, in the event that any director or stockholder, other than directors or stockholders acting in their capacity as our director or as a stockholder, acquires knowledge of a potential transaction or other business opportunity which may be a corporate opportunity for itself or himself or its or his affiliates or for us or our affiliates, such person will have no duty to communicate or offer such transaction or business opportunity to us or any of our affiliates and they may take any such opportunity for themselves or offer it to another person or entity. Our certificate will not renounce our interest in any business opportunity that is expressly offered to an employee director or employee in his or her capacity as a director or employee of Carvana Co. To the fullest extent permitted by law, no business opportunity will be deemed to be a potential corporate opportunity for us unless we would be permitted to undertake the opportunity under our certificate, we have sufficient financial resources to undertake the opportunity and the opportunity would be in line with our business.

Dissenters’ Rights of Appraisal and Payment

Under the DGCL, with certain exceptions, our stockholders will have appraisal rights in connection with a merger or consolidation of Carvana Co. Pursuant to the DGCL, stockholders who properly request and perfect appraisal rights in connection with such merger or consolidation will have the right to receive payment of the fair value of their shares as determined by the Delaware Court of Chancery.

Stockholders’ Derivative Actions

Under the DGCL, any of our stockholders may bring an action in our name to procure a judgment in our favor, also known as a derivative action, provided that the stockholder bringing the action is a holder of our shares at the time of the transaction to which the action relates or such stockholder’s stock thereafter devolved by operation of law.

Transfer Agent and Registrar

The transfer agent and registrar for our Class A common stock is American Stock Transfer & Trust Company, LLC. Its address is 6201 15th Avenue, Brooklyn, NY 11219.

Listing

Our Class A common stock is listed on the NYSE under the trading symbol “CVNA.”

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Description of Registrant’s Preferred Share Purchase Rights

On January 16, 2023, our Board declared a dividend of one preferred share purchase right (a “Right”) for each share of Class A common stock outstanding on January 27, 2023 (the “Record Date”) to the stockholders of record on that date. In connection with the distribution of the Rights, we entered into a Section 382 Rights Agreement (the “Tax Asset Preservation Plan”), dated as of January 16, 2023 (as amended and restated on July 18, 2023), between the company and Equiniti Trust Company, LLC, as successor in interest to American Stock Transfer & Trust Company, LLC, a New York limited liability trust company, as rights agent. Each Right entitles the registered holder to purchase from the company one one-thousandth of a share of Series B Preferred Stock, par value $0.01 per share, of the company (the “Preferred Shares”) at a price of $50.00 per one one-thousandth of a Preferred Share represented by a Right (the “Purchase Price”), subject to adjustment.

Distribution Date; Exercisability; Expiration

Initially, the Rights are attached to all Class A common stock certificates (or other evidence of book-entry or other uncertificated ownership) and no separate certificates evidencing the Rights (“Right Certificates”) have been issued. Until the Distribution Date (as defined below), the Rights will be transferred with and only with the Class A common stock. As long as the Rights are attached to the Class A common stock, the company will issue one Right with each new share of Class A common stock (including any Class A common stock issued upon the exchange of LLC Units (as defined in the Tax Asset Preservation Plan) for Class A common stock) so that all such Class A common stock will have Rights attached (subject to certain limited exceptions).

The Rights will separate and begin trading separately from the Class A common stock, and Right Certificates will be caused to evidence the Rights, on the earlier to occur of (i) the Close of Business (as such term is defined in the Tax Asset Preservation Plan) on the tenth day following a public announcement, or the public disclosure of facts indicating, that a person or group of affiliated or associated persons has acquired Beneficial Ownership (as defined below) of 4.9% or more of the outstanding Class A common stock (an “Acquiring Person”) (or, in the event that the Board determines to effect an exchange in accordance with Section 24 of the Tax Asset Preservation Plan and the Board determines that a later date is advisable, then such later date) and (ii) the Close of Business on the tenth Business Day (or such later date as may be determined by action of the Board prior to such time as any person becomes an Acquiring Person) following the commencement of a tender offer or exchange offer the consummation of which would result in the Beneficial Ownership by a person or group of 4.9% or more of the outstanding Class A common stock (the earlier of such dates, the “Distribution Date”). As soon as practicable after the Distribution Date, unless the Rights are recorded in book-entry or other uncertificated form, the company will prepare and cause the Right Certificates to be sent to each record holder of Class A common stock as of the Distribution Date.

An “Acquiring Person” will not include (i) the company, (ii) any Subsidiary (as such term is defined in the Tax Asset Preservation Plan) of the company, (iii) any employee benefit plan of the company or of any Subsidiary of the company, (iv) any entity holding Class A common stock for or pursuant to the terms of any such employee benefit plan or (v) any person who or which, together with all Affiliates and Associates (as such terms are defined in the Tax Asset Preservation Plan) of such person, at the time of the first public announcement of the Tax Asset Preservation Plan, is a Beneficial Owner of 4.9% or more of the Class A common stock then outstanding (a “Grandfathered Stockholder”). However, if a Grandfathered Stockholder becomes, after such time, the Beneficial Owner of any additional Class A common stock (regardless of whether, thereafter or as a result thereof, there is an increase, decrease or no change in the percentage of Class A common stock then outstanding Beneficially Owned (as such term is defined in the Tax Asset Preservation Plan) by such Grandfathered Stockholder) then such Grandfathered Stockholder shall be deemed to be an Acquiring Person unless, upon such acquisition of Beneficial Ownership of additional Class A common stock, such person is not the Beneficial Owner of 4.9% or more of the Class A common stock then outstanding. In addition, upon the first decrease of a Grandfathered Stockholder’s Beneficial Ownership below 4.9%, such Grandfathered Stockholder will no longer be deemed to be a Grandfathered Stockholder. In the event that after the time of the first public announcement of the Tax Asset Preservation Plan, any agreement, arrangement or understanding pursuant to which any Grandfathered Stockholder is deemed to be the Beneficial Owner of Class A common stock expires, is settled in whole or in part, terminates or no longer confers any benefit to or imposes any obligation on the Grandfathered Stockholder, any direct or indirect replacement, extension or substitution of such agreement, arrangement or understanding with respect to the same or different Class A common stock that confers Beneficial Ownership of Class A common stock shall be considered the

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acquisition of Beneficial Ownership of additional Class A common stock by the Grandfathered Stockholder and render such Grandfathered Stockholder an Acquiring Person for purposes of the Tax Asset Preservation Plan unless, upon such acquisition of Beneficial Ownership of additional Class A common stock, such person is not the Beneficial Owner of 4.9% or more of the Class A common stock then outstanding.

For the avoidance of doubt, in the event that after the time of the first public announcement of the Tax Asset Preservation Plan, any person becomes, through the exchange of LLC Units for Class A common stock, the Beneficial Owner of 4.9% or more of the Class A common stock then outstanding (or, in the case of a Grandfathered Stockholder, the Beneficial Owner of any additional Class A common stock), then such person shall be deemed to be an Acquiring Person unless, upon such acquisition of Beneficial Ownership of additional Class A common stock, such person is not the Beneficial Owner of 4.9% or more of the Class A common stock then outstanding.

“Beneficial Ownership” is defined in the Tax Asset Preservation Plan to include any securities (i) which a person or any of such person’s Affiliates or Associates (a) actually owns (directly or indirectly) or would be deemed to actually or constructively own for purposes of Section 382 of the Code or the Treasury Regulations (as such terms are defined in the Tax Asset Preservation Plan) promulgated thereunder, including any coordinated acquisition of securities by any persons who have a formal or informal understanding with respect to such acquisition (to the extent ownership of such securities would be attributed to such persons under Section 382 of the Code and the Treasury Regulations promulgated thereunder), (b) beneficially owns, directly or indirectly, within the meaning of Rules 13d-3 or 13d-5 promulgated under the Exchange Act or (c) has the right or ability to vote, or the right to acquire, pursuant to any agreement, arrangement or understanding (except under limited circumstances), (ii) which are directly or indirectly Beneficially Owned by any other person with which a person has any agreement, arrangement or understanding for the purpose of acquiring, holding or voting such securities, or obtaining, changing or influencing control of the company or (iii) which are the subject of, or reference securities for, or that underlie, certain derivative positions of any person or any of such person’s Affiliates or Associates; provided, that a person shall not be deemed to be the Beneficial Owner of, or to Beneficially Own, securities tendered pursuant to a tender or exchange offer made pursuant to, and in accordance with, the applicable rules and regulations promulgated under the Exchange Act until such tendered securities are accepted for purchase or exchange. Notwithstanding anything in the Tax Asset Preservation Plan to the contrary, a person shall not be deemed the Beneficial Owner of, or to Beneficially Own, or to have Beneficial Ownership of, any Class A common stock by virtue of (i) owning shares of Class B common stock or any LLC Units or (ii) owning any interest in a derivative that may be only settled in cash, does not confer voting rights, and lacks other features consistent with Beneficial Ownership of Class A common stock.

The Rights are not exercisable until the Distribution Date. The Rights will expire on the earliest to occur of (i) the date on which the Board determines in its sole discretion that (x) the Tax Asset Preservation Plan is no longer necessary for the preservation of material valuable NOLs or Tax Attributes or (y) the NOLs and Tax Attributes have been fully utilized and may no longer be carried forward and (ii) the Close of Business on January 15, 2026 (the “Final Expiration Date”).

Exempt Persons and Transactions

The Board may, in its sole and absolute discretion, determine that a person is exempt from the Tax Asset Preservation Plan (an “Exempt Person”), so long as such determination is made prior to such time as such person becomes an Acquiring Person. Any person will cease to be an Exempt Person if the Board makes a contrary determination with respect to such person regardless of the reason therefor. In addition, the Board may, in its sole and absolute discretion, exempt any transaction from triggering the Tax Asset Preservation Plan, so long as the determination in respect of such exemption is made prior to such time as any person becomes an Acquiring Person. Any person, together with all Affiliates and Associates of such person, who proposes to acquire 4.9% or more of the outstanding Class A common stock may apply to the Board in advance for an exemption in accordance with and pursuant to the terms of the Tax Asset Preservation Plan.

Flip-in Event

If a person or group becomes an Acquiring Person at any time after the date of the Tax Asset Preservation Plan (with certain limited exceptions), the Rights will become exercisable for Class A common stock having a value equal to two times the exercise price of the Right. From and after the announcement that any person has become an Acquiring Person, if the Rights evidenced by a Right Certificate are or were acquired or Beneficially Owned by an

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Acquiring Person or any Associate or Affiliate of an Acquiring Person, such Rights shall become void, and any holder of such Rights shall thereafter have no right to exercise such Rights. If the Board so elects, the company may deliver upon payment of the exercise price of a Right an amount of cash, securities or other property equivalent in value to the Class A common stock issuable upon exercise of a Right.

Exchange

At any time after any person becomes an Acquiring Person, the Board may exchange the Rights (other than Rights owned by any person which have become void), in whole or in part, at an exchange ratio of one Class A common stock per Right (subject to adjustment). The company may issue, transfer or deposit such Class A common stock (or other property as permitted under the Tax Asset Preservation Plan) to or into a trust or other entity created upon such terms as the Board may determine and may direct that all holders of Rights receive such Class A common stock or other property only from the trust or other entity. In the event that the Board determines, before the Distribution Date, to effect an exchange, the Board may delay the occurrence of the Distribution Date to such time as it deems advisable.

Flip-over Event

If, at any time after a person becomes an Acquiring Person, (i) the company consolidates with, or merges with, any other person (or any person consolidates with, or merges with, the company) and, in connection with such consolidation or merger, all or part of the Class A common stock are or will be changed into or exchanged for stock or other securities of any other person or cash or any other property or (ii) 50% or more of the company’s consolidated assets or Earning Power (as defined in the Tax Asset Preservation Plan) is sold, then proper provision will be made so that each holder of a Right will thereafter have the right to receive, upon the exercise thereof at the then current exercise price of the Right, that number of shares of common stock of the acquiring company which at the time of such transaction will have a market value of two times the exercise price of the Right.

Treatment of LLC Units and Class B Common Stock

If any person becomes an Acquiring Person, proper provision shall be made under that Fifth Amended and Restated Limited Liability Company Agreement of Carvana Group, LLC, as amended, dated December 9, 2022, by and among Carvana Group, LLC and its Members (as amended from time to time, the “LLC Agreement”) so that each holder of LLC Units, other than any holder of LLC Units who is an Acquiring Person or an Affiliate or Associate of an Acquiring Person, will be treated equitably vis-à-vis the holders of Class A common stock under the Tax Asset Preservation Plan. For the avoidance of doubt, if any holder of LLC Units becomes an Acquiring Person (or is an Affiliate or Associate of a person who becomes an Acquiring Person), then the proper provision under the LLC Agreement for the dilution of such person, including such person’s LLC Units, will be deemed to be equitable treatment. Holders of the Class B common stock are not entitled to receive dividends and would not be entitled under the Tax Asset Preservation Plan to receive a Right or any other rights to purchase equity securities of the company.

Redemption

At any time prior to the earlier to occur of (i) the Close of Business on the tenth day following the Stock Acquisition Date (as defined in the Tax Asset Preservation Plan) (or, if the tenth day following the Stock Acquisition Date occurs before the Record Date, the Close of Business on the Record Date) and (ii) the Final Expiration Date, the Board may redeem the Rights in whole, but not in part, at a price of $0.001 per Right (the “Redemption Price”). The redemption of the Rights may be made effective at such time, on such basis and with such conditions as the Board in its sole discretion may establish. Immediately upon any redemption of the Rights, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

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Amendment

The terms of the Rights may be amended by the Board without the consent of the holders of the Rights, except that at any time after the Close of Business on the tenth day following the Stock Acquisition Date (or, if the tenth day following the Stock Acquisition Date occurs before the Record Date, the Close of Business on the Record Date), no such amendment may adversely affect the interests of the holders of the Rights (other than the Acquiring Person and its Affiliates and Associates).

Preferred Stock Rights

Each one-thousandth of a Preferred Share will entitle the holder thereof to the same dividends and liquidation rights as if the holder held one share of Class A common stock and will be treated the same as a share of Class A common stock in the event of a merger, consolidation or other share exchange.

Rights of Holders

Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of the company, including, without limitation, the right to vote or to receive dividends.

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PROSPECTUS

Carvana Co.

Class A Common Stock

We may offer and sell shares of Class A common stock, par value $0.001 per share, from time to time in amounts, at prices and on terms that will be determined at the time of the offering.

Our Class A common stock is traded on the New York Stock Exchange (the “NYSE”) under the symbol “CVNA.”

We have two classes of common stock: Class A common stock and Class B common stock. Holders of the Class A common stock are entitled to one vote per share. Ernest Garcia, II, Ernest Garcia, III, and entities controlled by one or both of them (collectively, the “Garcia Parties”) are entitled to ten votes per share of Class B common stock they beneficially own, for so long as the Garcia Parties maintain, in the aggregate, direct or indirect beneficial ownership of at least 25% of the outstanding shares of Class A common stock (determined on an as-exchanged basis assuming that all of the Class A common units (“Class A Units”) and Class B common units (“Class B Units” and together with the Class A Units (“LLC Units”)) of Carvana Group, LLC (“Carvana Group”) were exchanged for Class A common stock). All other holders of Class B common stock are each entitled to one vote per share. All holders of Class A and Class B common stock vote together as a single class except as otherwise required by applicable law. Holders of the Class B common stock do not have any right to receive dividends or distributions upon the liquidation or winding up of Carvana Co.

We may sell these securities on a continuous or delayed basis, directly, through agents, dealers or underwriters as designated from time to time, or through a combination of these methods. If any agents, dealers or underwriters are involved in the sale of any securities, the applicable prospectus supplement will set forth their names and any applicable commissions or discounts. The shares of Class A common stock may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. See “Plan of Distribution.”

We urge you to read carefully this prospectus, any accompanying prospectus supplement and any documents we incorporate by reference into this prospectus and any accompanying prospectus supplement before you make your investment decision.

Investing in our Class A common stock involves a high degree of risk. You should review carefully the risks and uncertainties described under the heading “Risk Factors” in the applicable prospectus supplement and under similar headings in other documents incorporated by reference in this prospectus and such prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is April 20, 2022.

ABOUT THIS PROSPECTUS

This prospectus is part of an automatic shelf registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”) as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”). Under this shelf registration statement, we may sell, at any time and from time to time, in one or more offerings, the shares of Class A common stock described in this prospectus. As allowed by the SEC’s rules, this prospectus provides a general description of our Class A common stock. Each time we sell Class A common stock, we will provide a prospectus supplement containing specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus, and accordingly, to the extent inconsistent, information in this prospectus is superseded by the information in the prospectus supplement. You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information.”

We have not authorized any dealer, salesperson or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus and the accompanying supplement to this prospectus or any associated “free writing prospectus.” We take no responsibility for, and can provide no assurance as to the reliability of, any other information others may give you. In this prospectus, any reference to an applicable prospectus supplement may refer to a “free writing prospectus,” unless the context otherwise requires. This prospectus and the accompanying prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus and the accompanying prospectus supplement constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus and any accompanying prospectus supplement is accurate on any date subsequent to the date set forth on the front of the document.

We urge you to read carefully this prospectus and any accompanying prospectus supplement, together with the information incorporated herein and therein by reference as described under the heading “Incorporation of Documents By Reference,” before deciding whether to invest in the Class A common stock being offered.

Unless we state otherwise or the context otherwise requires, the terms “we,” “us,” “our,” “our business” “Carvana” and “our company” refer to and similar references refer to Carvana Co. and its consolidated subsidiaries, including Carvana Group, LLC and its subsidiaries (“Carvana Group”).

COMPANY OVERVIEW

Carvana is the leading e-commerce platform for buying and selling used cars. We are transforming the used car buying and selling experience by giving consumers what they want—a wide selection, great value and quality, transparent pricing, and a simple, no pressure transaction. Each element of our business, from inventory procurement to fulfillment and overall ease of the online transaction, has been built for this singular purpose.

We provide refreshingly different and convenient experiences for used car buying and selling that can save customers time and money. On our platform, consumers can research and identify a vehicle, inspect it using our patented 360-degree vehicle imaging technology, obtain financing and warranty coverage, purchase the vehicle, and schedule delivery or pick-up, all from their desktop or mobile devices. Alternatively, a customer can obtain a firm offer online for their vehicle by answering a few questions without needing to provide photos or service records. Our transaction technologies and online platform transform a traditionally time consuming process by allowing customers to secure financing, complete a purchase or sale, and schedule delivery or pick-up online in as little as 10 minutes.

We were incorporated in Delaware on November 29, 2016. Our Class A common stock is listed on the NYSE under the symbol “CVNA.” Our principal executive office is located at 1930 W. Rio Salado Parkway, Tempe, Arizona 85281, and our telephone number is (480) 719-8809. Our website address is www.carvana.com. This website address is not intended to be an active link, and information on, or accessible through, our website should not be construed to be part of this prospectus.

Additional information about us is included in documents incorporated by reference in this prospectus. See “Where You Can Find More Information” and “Incorporation of Documents by Reference.”

RISK FACTORS

An investment in our Class A common stock involves a high degree of risk. Before deciding whether to invest in our Class A common stock, you should carefully consider the risks, uncertainties and assumptions discussed under Item 1A, “Risk Factors,” in our most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, as updated from time to time by our subsequent filings with the SEC, which are incorporated herein by reference, together with the information in this prospectus and any other information incorporated by reference into this prospectus and the accompanying prospectus supplement. See the sections of this prospectus entitled “Where You Can Find More Information” and “Incorporation of Documents by Reference.” Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business, financial condition or results of operations. The occurrence of any of these known or unknown risks might cause you to lose all or part of your investment in our Class A common stock.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, along with the documents incorporated by reference in this prospectus, contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Such forward-looking statements include, but are not limited to, statements regarding our or our management’s expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to other characterizations of future events or circumstances, such as statements about our future financial performance, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “estimate,” “expect,” “project,” “plan,” “intend,” “believe,” “may,” “will,” “should,” “can have,” “likely” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.

The forward-looking statements contained or incorporated by reference in this prospectus are based on our current expectations and beliefs concerning future developments and their potential effects on us. You should not place undue reliance on these forward-looking statements in deciding whether to invest in our securities. We cannot assure you that future developments affecting us will be those that we have anticipated. Important factors that could cause actual results to differ materially from our expectations, or cautionary statements, are disclosed under the sections entitled “Risk Factors” in this prospectus and the applicable prospectus supplement and “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our most recent Annual Report on Form 10-K, which is incorporated by reference herein, and any subsequent periodic reports we file with the SEC. Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements.

In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date the statements were made, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and investors are cautioned not to unduly rely upon these statements.

You should read this prospectus, along with the documents incorporated by reference herein, with the understanding that our actual future results, levels of activity, performance and achievements may be materially different from what we expect. We qualify all of our forward-looking statements by these cautionary statements.

Forward-looking statements speak only as of the date they were made. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

USE OF PROCEEDS

Unless indicated otherwise in any applicable prospectus supplement, we intend to contribute the net proceeds from the sale of shares of Class A common Stock offered by us under this prospectus and any related prospectus supplement to our wholly owned subsidiary, Carvana Co. Sub LLC (“Carvana Sub”), that will in turn use such net proceeds to acquire newly-issued Class A Units in Carvana Group at a purchase price per Class A Unit based on the applicable public offering price, less any applicable underwriting discounts and commissions. In turn, Carvana Group intends to use the net proceeds for general corporate purposes, which may include, but are not limited to, funding working capital, capital expenditures, operating expenses, repayment of existing indebtedness and the selective pursuit of business development opportunities, including to expand our current business through acquisitions of, or investments in, other businesses, products or technologies. Additional information on the use of net proceeds from the sale of shares of Class A common stock that we may offer from time to time by this prospectus may be set forth in the applicable prospectus supplement relating to a particular offering.

ORGANIZATIONAL STRUCTURE

Overview

Carvana Co. is a Delaware corporation formed to serve as a holding company that holds an indirect interest in Carvana Group through its wholly owned subsidiary, Carvana Sub. Carvana Sub is a Delaware limited liability company that has elected to be treated as a corporation for U.S. federal income tax purposes. Neither Carvana Co. nor Carvana Sub engaged in any business or other activities other than in connection with their formation prior to Carvana Co.’s initial public offering (the “IPO”). Carvana Co.’s. sole asset is the capital stock of its wholly owned subsidiary, Carvana Sub, whose only assets are a membership interest in Carvana Group and a 0.1% ownership interest in Carvana, LLC, and operates and controls all of the business and affairs and consolidates the financial results of Carvana Group. The operating agreement of Carvana Group provides for two classes of common ownership interests in Carvana Group (one held by certain employees and consultants subject to vesting and a participation threshold, and one held by the other Carvana Group owners, including the Garcia Parties and Carvana Sub). We, Carvana Sub and holders of the LLC Units (the “LLC Unitholders”) are also parties to an exchange agreement (the “Exchange Agreement”) under which each LLC Unitholder (and certain permitted transferees thereof) may (subject to the terms of the Exchange Agreement) exchange their LLC Units for shares of our Class A common stock. To the extent such owners also hold Class B common stock, they will be required to deliver to Carvana Sub a number of shares of Class B common stock equal to the number of shares of Class A common stock being exchanged for. Any shares of Class B common stock so delivered will be cancelled. As a holder exchanges its LLC Units, our indirect interest in Carvana Group will be correspondingly increased.

The following diagram depicts our organizational structure. This diagram is provided for illustrative purposes only and does not purport to represent all legal entities owned or controlled by us, or owning a beneficial interest in us.

(1)

Shares of Class A common stock and Class B common stock vote as a single class. Each outstanding share of Class A common stock is entitled to one vote on all matters to be voted on by stockholders generally. The shares of Class B common stock have no economic rights. Each share of our Class B common stock held by the Garcia Parties entitles its holder to ten votes on all matters to be voted on by stockholders generally for so long as the Garcia Parties maintain direct or indirect beneficial ownership of at least 25% of the outstanding shares of Class A common stock (determined on an as-exchanged basis assuming that all of the Class A Units and Class B Units were exchanged for Class A common stock). All other shares of our Class B common stock entitle their holder to one vote per share on all matters to be voted on by stockholders generally. In accordance with the Exchange Agreement, LLC Unitholders are entitled to exchange LLC Units, together with shares of Class B common stock in the case of certain Class A Units, for shares of Class A common stock determined in accordance with the Exchange Agreement or, at our election, for cash.

Incorporation of Carvana Co.

Carvana Co. was incorporated in Delaware on November 29, 2016. Our amended and restated certificate of incorporation authorizes two classes of common stock: Class A common stock and Class B common stock. In addition, our amended and restated certificate authorizes shares of undesignated preferred stock (including our Class A Convertible Preferred Stock), the rights, preferences and privileges of which may be designated from time to time by our Board. Our Class A common stock, Class B common stock and Class A Convertible Preferred Stock have the terms described in “Description of Capital Stock.”

Amended and Restated Operating Agreement of Carvana Group

The operations of Carvana Group, and the rights and obligations of the LLC Unitholders, are set forth in the Fourth Amended and Restated Limited Liability Company Agreement of Carvana Group, LLC, which we refer to as the “LLC Operating Agreement.”

Manager. Our wholly owned subsidiary, Carvana Sub, is a member and the sole manager of Carvana Group. As the sole manager, we are able to control all of the day-to-day business affairs and decision-making of Carvana Group without the approval of any other member, unless otherwise stated in the LLC Operating Agreement. As such, through our officers and directors, we are responsible for all operational and administrative decisions of Carvana Group and the day-to-day management of Carvana Group’s business. Pursuant to the LLC Operating Agreement, Carvana Sub cannot be removed, under any circumstances, as the sole manager of Carvana Group except by our election.

Compensation. Carvana Sub is not entitled to compensation for our services as manager. We and Carvana Sub are entitled to reimbursement by Carvana Group for fees and expenses incurred on behalf of Carvana Group, including all expenses associated with this offering and maintaining our corporate existence.

Recapitalization. The LLC Operating Agreement provides for the Class A Units and Class B Units, which we refer to collectively as the “LLC Units.” The LLC Operating Agreement also reflects unlimited authorized LLC Units. Each LLC Unit entitles the holder to a pro rata share of the net profits and net losses and distributions of Carvana Group. Holders of LLC Units have no voting rights, except as expressly provided in the LLC Operating Agreement.

Distributions. The LLC Operating Agreement requires that tax distributions be made by Carvana Group to its members. Tax distributions generally will be made quarterly (i) to each member of Carvana Group holding non-convertible preferred units (currently only Carvana Sub), on a pro rata basis, based on the net taxable income of Carvana Group allocable to the holder of such convertible preferred units, (ii) to each member of Carvana Group holding Class A Units, including us, on a pro rata basis, based on the net taxable income of Carvana Group, and (iii) to each member of Carvana Group holding Class B Units, based on such member’s allocable share of the net taxable income of Carvana Group, in each case calculated at an assumed tax rate. Tax distributions made in respect of the convertible preferred units will be calculated at the assumed tax rate that is determined to be sufficient for Carvana Sub to pay its actual, current income tax obligations with respect to the net taxable income allocated by Carvana Group to Carvana Sub in respect of such convertible preferred units, and thus are expected to be calculated at a lower effective tax rate than tax distributions made in respect of the Class A Units and Class B Units. Additionally, the tax rates used to determine tax distributions will apply regardless of the actual final tax liability of any such member. We expect Carvana Group may make distributions out of distributable cash periodically to the extent permitted by our agreements governing our indebtedness and necessary to enable us to cover our operating expenses and other obligations, including our tax liability and obligations under the Tax Receivable Agreement, as well as to make dividend payments, if any, to the holders of our Class A common stock and Class A Convertible Preferred Stock.

Exchange Rights. The LLC Operating Agreement provides that the LLC Unitholders other than Carvana Sub (and certain permitted transferees thereof) may, pursuant to the terms of the Exchange Agreement, exchange their LLC Units for shares of our Class A common stock or cash. To the extent such owners also hold Class B common stock, they will be required to deliver to us a number of shares of Class B common stock equal to the number of shares of Class A common stock being exchanged for. As a holder exchanges its LLC Units, our interest in Carvana Group will be correspondingly increased. See “—Exchange Agreement.”

Issuance of LLC Units Upon Exercise of Options or Issuance of Other Equity Compensation. Upon the exercise of options issued by us, or the issuance of other types of equity compensation by us (such as the issuance of restricted or non-restricted stock, payment of bonuses in stock or settlement of stock appreciation rights in stock), our wholly owned subsidiary, Carvana Sub, will be required to acquire from Carvana Group a number of LLC Units equal to 1.25 times the number of shares of Class A common stock being issued in connection with the exercise of such options or issuance of other types of equity compensation subject to adjustment as set forth in the Exchange Agreement. When we issue shares of Class A common stock in settlement of stock options granted to persons that are not officers or employees of Carvana Group or its subsidiaries, we will cause Carvana Sub to make, or be deemed to make, a capital contribution to Carvana Group equal to the aggregate value of such shares of Class A common stock, and Carvana Group will issue to Carvana Sub a number of LLC Units equal to 1.25 times the number of shares of Class A common stock we issued subject to adjustment as set forth in the Exchange Agreement. When we issue shares of Class A common stock in settlement of stock options granted to persons that are officers or employees of Carvana Group or its subsidiaries, we will be deemed to have sold directly to the person exercising such award a portion of the value of each share of Class A common stock equal to the exercise price per share, and Carvana Sub will be deemed to have sold directly to Carvana Group (or the applicable subsidiary of Carvana Group) the difference between the exercise price and market price per share for each such share of Class A common stock. In cases where we grant other types of equity compensation to employees of Carvana Group or its subsidiaries, on each applicable vesting date Carvana Sub will be deemed to have sold to Carvana Group (or such subsidiary) the number of vested shares at a price equal to the market price per share, Carvana Group (or such subsidiary) will deliver the shares to the applicable person, and Carvana Sub will be deemed to have made a capital contribution in Carvana Group equal to the purchase price for such shares in exchange for a number of LLC Units corresponding to the ratio of shares of Class A common stock to LLC Units.

Maintenance of Four-to-Five Ratio of Shares of Class A Common Stock and LLC Units Owned by Carvana Co. The LLC Operating Agreement requires that (1) we at all times maintain a ratio of 1.25 LLC Units owned by Carvana Sub for each share of Class A common stock issued by us (subject to certain exceptions for treasury shares and shares underlying certain convertible or exchangeable securities and subject to adjustment as set forth in the Exchange Agreement, and taking into account Carvana Sub’s 0.1% ownership interest in Carvana, LLC), and (2) Carvana Group at all times maintain a four-to-five ratio between the number of shares of Class A common stock issued by us and the number of LLC Units owned by Carvana Sub.

Transfer Restrictions. The LLC Operating Agreement generally does not permit transfers of LLC Units by members, subject to limited exceptions. Any transferee of LLC Units that is admitted as a member of Carvana Group must assume all of the obligations of a transferring member with respect to the transferred units.

Dissolution. The LLC Operating Agreement provides that Carvana Group may be dissolved voluntarily only at the election of the manager. In addition to a voluntary dissolution, Carvana Group will be dissolved upon the entry of a decree of judicial dissolution or other circumstances in accordance with Delaware law. Upon a dissolution event, the proceeds of a liquidation will be distributed in the following order: (1) first, to pay the expenses of winding up Carvana Group; (2) second, to pay debts and liabilities owed to creditors of Carvana Group, other than members; (3) third, to pay debts and liabilities owed to members; and (4) fourth, to the members pro-rata in accordance with their respective percentage ownership interests in Carvana Group (after accounting for the participation thresholds of outstanding Class B Units and as determined based on the number of vested LLC Units held by a member relative to the aggregate number of all outstanding vested LLC Units).

Confidentiality. Each member agrees to maintain the confidentiality of Carvana Group’s confidential information. This obligation excludes information independently obtained or developed by the members, information that is in the public domain or otherwise disclosed to a member, in either such case not in violation of a confidentiality obligation or disclosures required by law or judicial process or approved by our chief executive officer.

Indemnification and Exculpation. The LLC Operating Agreement provides for indemnification of the manager, members and officers of Carvana Group and their respective subsidiaries or affiliates. To the extent permitted by applicable law, Carvana Group will indemnify us, Carvana Sub as its manager, its authorized officers, its other employees and agents from and against any losses, liabilities, damages, costs, expenses, fees or penalties incurred by any acts or omissions of these persons, provided that the acts or omissions of these indemnified persons are not the result of fraud, intentional misconduct or a violation of the implied contractual duty of good faith and fair dealing, or any lesser standard of conduct permitted under applicable law.

We, Carvana Sub, as the manager, and the authorized officers and other employees and agents of Carvana Group will not be liable to Carvana Group, its members or their affiliates for damages incurred by any acts or omissions of these persons, provided that the acts or omissions of these exculpated persons are not the result of fraud or intentional misconduct.

Amendments. The LLC Operating Agreement may be amended with the consent of the holders of a majority in voting power of the outstanding LLC Units. Notwithstanding the foregoing, no amendment to any of the provisions that expressly require the approval or action of certain members may be made without the consent of such members and no amendment to the provisions governing the authority and actions of the manager or the dissolution of Carvana Group may be amended without the consent of the manager.

Exchange Agreement

Pursuant to the Exchange Agreement, each LLC Unitholder other than Carvana Sub (and certain permitted transferees thereof) may (subject to the terms of the exchange agreement) exchange their LLC Units for shares of our Class A common stock or, at our election, for cash. To the extent such owners also hold Class B common stock, they will be required to deliver to us a number of shares of Class B common stock equal to the number of shares of Class A common stock being exchanged for. Any shares of Class B common stock so delivered will be cancelled. As a holder exchanges its LLC Units, our indirect interest in Carvana Group will be correspondingly increased. LLC Unitholders may exchange LLC Units for shares of our Class A common stock (or, at our election, for cash) at any time upon their election.

When an LLC Unitholder exchanges Class A Units and, if applicable, shares of Class B common stock, they will receive four shares of Class A common stock for every five Class A Units or, at our option, cash equal to the value of a share of Class A common stock (the “Class A Common Stock Value”) multiplied by 0.8 times the number of Class A Units being exchanged. The Class A Common Stock Value will equal the average of the volume weighted average prices for a share of Class A common stock for each of the three consecutive full trading days ending on and including the last full trading day immediately prior to the related date of exchange.

Class B Units are subject to vesting and a participation threshold, and as a result, LLC Unitholders exchanging Class B Units will receive a number of shares of Class A Common Stock equal to the Class A Common Stock Value less the applicable participation threshold multiplied by 0.8 times the number of Class B Units being exchanged, divided by the Class A Common Stock Value, subject to adjustment as set forth in the Exchange Agreement.

DESCRIPTION OF CAPITAL STOCK

The following is a description of the material terms of our amended and restated certificate of incorporation and amended and restated bylaws. The following description may not contain all of the information that is important to you. To understand the material terms of our Class A common stock, you should read our amended and restated certificate of incorporation and amended and restated bylaws, copies of which have been filed with the SEC.

General

Our amended and restated certificate of incorporation (our “certificate”) authorizes capital stock consisting of:

•	500,000,000 shares of Class A common stock, par value $0.001 per share;

•	125,000,000 shares of Class B common stock, par value $0.001 per share; and

•	50,000,000 shares of undesignated preferred stock, with a par value per share that may be established by the Board in the applicable certificate of designations.

As of April 19, 2022 we had 90,098,441 and 82,900,276 shares of our Class A common stock and Class B common stock issued and outstanding, respectively.

The following summary describes the material provisions of our capital stock. We urge you to read our amended and restated certificate of incorporation and our amended and restated bylaws, which have been filed with the SEC.

Certain provisions of our certificate and our amended and restated bylaws (our “bylaws”) summarized below may be deemed to have an anti-takeover effect and may delay or prevent a tender offer or takeover attempt that a stockholder might consider in its best interest, including those attempts that might result in a premium over the market price for the shares of Class A common stock.

Class A Common Stock

Holders of shares of our Class A common stock are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders. The holders of our Class A common stock do not have cumulative voting rights in the election of directors.

Holders of shares of our Class A common stock will vote together with holders of our Class B common stock as a single class on all matters presented to our stockholders for their vote or approval, except for certain amendments to our certificate of incorporation described below or as otherwise required by applicable law or the certificate.

Holders of shares of our Class A common stock are entitled to receive dividends when and if declared by our Board out of funds legally available therefor, subject to any statutory or contractual restrictions on the payment of dividends and to any restrictions on the payment of dividends imposed by the terms of any outstanding preferred stock.

Upon our dissolution or liquidation or the sale of all or substantially all of our assets, after payment in full of all amounts required to be paid to creditors and to the holders of preferred stock having liquidation preferences, if any, the holders of shares of our Class A common stock will be entitled to receive pro rata our remaining assets available for distribution.

Holders of shares of our Class A common stock do not have preemptive, subscription, redemption or conversion rights. There will be no redemption or sinking fund provisions applicable to the Class A common stock.

Class B Common Stock

Each holder of Class B common stock is entitled to one vote for each share of Class B common stock held of record by such holder; provided that each holder that, together with its affiliates (which, in the case of the Garcia Parties, includes each other Garcia Party), (1) beneficially owned 50% or more of the LLC Units immediately following the completion of the IPO and (2) as of the applicable record date or other date of determination maintains direct or indirect beneficial ownership of an aggregate of at least 25% of the outstanding shares of Class A common stock (determined assuming that each LLC Unit held by holders other than Carvana Sub were exchanged for Class A common stock), is entitled to ten votes for each share of Class B common stock held of record by such holder. As a result, because only the Garcia Parties met the 50% ownership threshold at the completion of the IPO, only the Garcia Parties are entitled to ten votes per share of Class B common stock they beneficially own, for so long as the Garcia Parties maintain, in the aggregate, direct or indirect beneficial ownership of at least 25% of the outstanding shares of Class A common stock (determined on an as-exchanged basis assuming that all of the LLC Units were exchanged for Class A common stock). Each other share of our Class B common stock entitles its holder to one vote on all matters to be voted on by stockholders generally. The Garcia Parties holding shares of our Class B common stock will be entitled to one vote for each share held of record on all matters submitted to a vote of stockholders when the Garcia Parties’ direct or indirect beneficial ownership of the outstanding shares of Class A common stock (determined on an as-exchanged basis assuming that all of the LLC Units were exchanged for Class A common stock) is less than 25%. The holders of our Class B common stock do not have cumulative voting rights in the election of directors.

Holders of shares of our Class B common stock vote together with holders of our Class A common stock as a single class on all matters presented to our stockholders for their vote or approval, except for certain amendments to our certificate of incorporation described below or as otherwise required by applicable law or the certificate.

Holders of our Class B common stock do not have any right to receive dividends or to receive a distribution upon dissolution or liquidation or the sale of all or substantially all of our assets. Additionally, holders of shares of our Class B common stock do not have preemptive, subscription, redemption or conversion rights. There will be no redemption or sinking fund provisions applicable to the Class B common stock. Any amendment of our certificate of incorporation that gives holders of our Class B common stock (1) any rights to receive dividends or any other kind of distribution, (2) any right to convert into or be exchanged for Class A common stock or (3) any other economic rights will require, in addition to stockholder approval, the affirmative vote of holders of our Class A common stock voting separately as a class.

Holders of Class A Units own 100% of our outstanding Class B common stock.

Preferred Stock

Under the terms of our certificate, our Board is authorized to direct us to issue shares of preferred stock in one or more series without stockholder approval. Our Board has the discretion to determine the rights, preferences, privileges and restrictions, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences, of each series of preferred stock.

The purpose of authorizing our Board to issue preferred stock and determine its rights and preferences is to eliminate delays associated with a stockholder vote on specific issuances. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions, future financings and other corporate purposes, could have the effect of making it more difficult for a third party to acquire, or could discourage a third party from seeking to acquire, a majority of our outstanding voting stock. Additionally, the issuance of preferred stock may adversely affect the holders of our Class A common stock by restricting dividends on the Class A common stock, diluting the voting power of the Class A common stock or subordinating the liquidation rights of the Class A common stock. As a result of these or other factors, the issuance of preferred stock could have an adverse impact on the market price of our Class A common stock.

Forum Selection

Our certificate provides that, unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (or, if the Court of Chancery does not have jurisdiction, the United States District Court for the District of Delaware) will be the sole and exclusive forum for (1) any derivative action or proceeding brought on our behalf, (2) any action asserting a claim of breach of a fiduciary duty owed by any of our directors, officers or other employees to us or our stockholders, (3) any action asserting a claim against the company or any director or officer of the company arising pursuant to any provision of the DGCL, our certificate or our bylaws or (4) any other action asserting a claim against the company or any director or officer of the company that is governed by the internal affairs doctrine. Although we believe these provisions benefit us by providing increased consistency in the application of Delaware law for the specified types of actions and proceedings, the provisions may have the effect of discouraging lawsuits against us or our directors and officers.

Anti-Takeover Provisions

Our certificate, bylaws and the DGCL contain provisions, which are summarized in the following paragraphs, that are intended to enhance the likelihood of continuity and stability in the composition of our Board. These provisions are intended to avoid costly takeover battles, reduce our vulnerability to a hostile change of control and enhance the ability of our Board to maximize stockholder value in connection with any unsolicited offer to acquire us. However, these provisions may have an anti-takeover effect and may delay, deter or prevent a merger or acquisition of us by means of a tender offer, a proxy contest or other takeover attempt that a stockholder might consider in its best interest, including those attempts that might result in a premium over the prevailing market price for the shares of Class A common stock held by stockholders. These provisions include:

Dual Class of Common Stock. As described above in “—Class A Common Stock “ and “—Class B Common Stock,” our certificate provides for a dual class common stock structure pursuant to which the Garcia Parties holding our Class B common stock are entitled to ten votes for each share held of record on all matters submitted to a vote for so long as the Garcia Parties maintain, in the aggregate, direct or indirect beneficial ownership of at least 25% of the outstanding shares of Class A common stock (determined on an as-exchanged basis assuming that all of the LLC Units were exchanged for Class A common stock), thereby giving the Garcia Parties the ability to control the outcome of matters requiring stockholder approval, even if they own significantly less than a majority of the shares of our outstanding Class A and Class B common stock, including the election of directors and significant corporate transactions, such as a merger or other sale of our company or its assets, and current investors, executives and employees with the ability to exercise significant influence over those matters.

Classified Board. Our certificate provides that our Board will be divided into three classes of directors, with the classes as nearly equal in number as possible, and with the directors serving three-year terms. As a result, approximately one-third of our Board will be elected each year. The classification of directors will have the effect of making it more difficult for stockholders to change the composition of our Board. Our certificate provides that, subject to any rights of holders of preferred stock to elect additional directors under specified circumstances, the number of directors will be fixed exclusively pursuant to a resolution adopted by our Board. Our Board currently has six members.

Stockholder Action by Written Consent. Our certificate precludes stockholder action by written consent at any time the Garcia Parties are no longer entitled to ten votes for each share of Class B common stock held of record on all matters submitted to a vote.

Special Meetings of Stockholders. Except as required by law, special meetings of our stockholders shall be called at any time only by or at the direction of our Board or the chairman of our Board; provided, however, (1) at any time when the Garcia Parties beneficially own any of our Class B common stock, special meetings of our stockholders shall also be called by our Board or the chairman of our Board at the request of the Garcia Parties and (2) at any time when the Garcia Parties holding our Class B common stock are entitled to ten votes for each share held of record on all matters submitted to a vote, special meetings of our stockholders shall also be called by holders of a majority in voting power of the outstanding shares of our capital stock entitled to vote on all matters to be voted on by stockholders generally, voting together as a single class. Our bylaws prohibit the conduct of any business at a special meeting other than as specified in the notice for such meeting. These provisions may have the effect of deferring, delaying or discouraging hostile takeovers, or changes in control or management of us.

Advance Notice Procedures. Our bylaws establish an advance notice procedure for stockholder proposals to be brought before an annual meeting of our stockholders, including proposed nominations of persons for election to our Board; provided, however, such advance notice procedure does not apply to the Garcia Parties. Stockholders at an annual meeting will only be able to consider proposals or nominations specified in the notice of meeting or brought before the meeting by or at the direction of our Board or by a stockholder who was a stockholder of record on the record date for the meeting, who is entitled to vote at the meeting and who has given our Secretary timely written notice, in proper form, of the stockholder’s intention to bring that business before the meeting. Although the bylaws will not give our Board the power to approve or disapprove stockholder nominations of candidates or proposals regarding other business to be conducted at a special or annual meeting, the bylaws may have the effect of precluding the conduct of certain business at a meeting if the proper procedures are not followed or may discourage or deter a potential acquirer from conducting a solicitation of proxies to elect its own slate of directors or otherwise attempting to obtain control of us.

Removal of Directors; Vacancies. Directors may be removed with or without cause upon the affirmative vote of a majority in voting power of all outstanding shares of stock entitled to vote thereon, voting together as a single class; provided, however, at any time when the Garcia Parties holding our Class B common stock are no longer entitled to ten votes for each share held of record on all matters submitted to a vote, directors may only be removed for cause, and only by the affirmative vote of holders of at least 66 2/3% in voting power of all the then-outstanding shares of stock of the company entitled to vote thereon, voting together as a single class. In addition, our certificate provides that, subject to the rights granted to one or more series of preferred stock then outstanding, any newly created directorship on our Board that results from an increase in the number of directors and any vacancies on our Board will be filled at any time when the Garcia Parties holding our Class B common stock are entitled to ten votes for each share held of record on all matters submitted to a vote, either (1) upon the affirmative vote of a majority in voting power of all outstanding shares of capital stock entitled to vote thereon, voting together as a single class or (2) if no such appointment has been made by the tenth day following the occurrence of the vacancy, or if such shareholders holding a majority in voting power of all outstanding shares of capital stock notify our Board that no appointment shall be made, by the affirmative vote of a majority of the remaining directors, even if less than a quorum, or by the sole remaining director. At any time the Garcia Parties holding our Class B common stock are no longer entitled to ten votes for each share held of record on all matters submitted to a vote, any newly created directorship on our Board that results from an increase in the number of directors and any vacancy occurring on our Board will be filled by the affirmative vote of a majority of the remaining directors, even if less than a quorum, or by the sole remaining director.

Supermajority Approval Requirements. Our Board is expressly authorized to make, alter, amend, change, add to, rescind or repeal, in whole or in part, our bylaws without a stockholder vote in any matter not inconsistent with the laws of the State of Delaware and our certificate. For as long as the Garcia Parties holding our Class B common stock are entitled to ten votes for each share held of record on all matters submitted to a vote, any amendment, alteration, rescission or repeal of our bylaws by our stockholders will require the affirmative vote of a majority in voting power of the outstanding shares of our stock entitled to vote on such amendment, alteration, change, addition, rescission or repeal. When the Garcia Parties holding our Class B common stock are no longer entitled to ten votes for each share held of record on all matters submitted to a vote, any amendment, alteration, rescission or repeal of our bylaws by our stockholders will require the affirmative vote of the holders of at least 66 2/3% in voting power of all the then-outstanding shares of stock of the company entitled to vote thereon, voting together as a single class. The DGCL provides generally that the affirmative vote of a majority of the outstanding shares entitled to vote thereon, voting together as a single class, is required to amend a corporation’s certificate of incorporation, unless the certificate requires a greater percentage.

At any time when the Garcia Parties holding our Class B common stock are no longer entitled to ten votes for each share held of record on all matters submitted to a vote, the following provisions in our amended and restated certificate of incorporation may be amended, altered, repealed or rescinded only by the affirmative vote of the holders of at least 66 2/3% (as opposed to a majority threshold that would apply when holders of our Class B common stock are entitled to ten votes for each share held of record on all matters submitted to a vote) in voting power of all the then-outstanding shares of stock entitled to vote thereon, voting together as a single class:

•	the provision requiring a 66 2/3% supermajority vote for stockholders to amend our bylaws;

•	the provisions providing for a classified Board (the election and term of our directors);

•	the provisions regarding resignation and removal of directors;

•	the provisions regarding entering into business combinations with interested stockholders;

•	the provisions regarding stockholder action by written consent;

•	the provisions regarding calling special meetings of stockholders;

•	the provisions regarding filling vacancies on our Board and newly created directorships;

•	the provisions eliminating monetary damages for breaches of fiduciary duty by a director; and

•	the amendment provision requiring that the above provisions be amended only with a 66 2/3% supermajority vote.

The combination of the classification of our Board, the lack of cumulative voting and the supermajority voting requirements will make it more difficult for our existing stockholders to replace our Board as well as for another party to obtain control of us by replacing our Board. Because our Board has the power to retain and discharge our officers, these provisions could also make it more difficult for existing stockholders or another party to effect a change in management.

Authorized but Unissued Shares. Our authorized but unissued shares of common stock and preferred stock will be available for future issuance without stockholder approval, subject to stock exchange rules. These additional shares may be utilized for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions and employee benefit plans. One of the effects of the existence of authorized but unissued common stock or preferred stock may be to enable our Board to issue shares to persons friendly to current management, which issuance could render more difficult or discourage an attempt to obtain control of the company by means of a merger, tender offer, proxy contest or otherwise, and thereby protect the continuity of our management and possibly deprive our stockholders of opportunities to sell their shares of common stock at prices higher than prevailing market prices.

Business Combinations. We are not subject to the provisions of Section 203 of the DGCL. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a three-year period following the time that the person becomes an interested stockholder, unless the business combination is approved in a prescribed manner. A “business combination” includes, among other things, a merger, asset or stock sale or other transaction resulting in a financial benefit to the interested stockholder. An “interested stockholder” is a person who, together with affiliates and associates, owns, or did own within three years prior to the determination of interested stockholder status, 15% or more of the corporation’s voting stock.

Under Section 203, a business combination between a corporation and an interested stockholder is prohibited unless it satisfies one of the following conditions: (1) before the stockholder became an interested stockholder, the Board approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder; (2) upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding, shares owned by persons who are directors and also officers, and employee stock plans, in some instances; or (3) at or after the time the stockholder became an interested stockholder, the business combination was approved by the Board and authorized at an annual or special meeting of the stockholders by the affirmative vote of at least two-thirds of the outstanding voting stock which is not owned by the interested stockholder.

A Delaware corporation may “opt out” of these provisions with an express provision in its original certificate of incorporation or an express provision in its certificate or bylaws resulting from a stockholders’ amendment approved by at least a majority of the outstanding voting shares.

We have opted out of Section 203; however, our certificate of incorporation contains similar provisions providing that we may not engage in certain “business combinations” with any “interested stockholder” for a three-year period following the time that the stockholder became an interested stockholder, unless:

•	prior to such time, our Board approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

•

upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of our voting stock outstanding at the time the transaction commenced, excluding certain shares; or

•

at or subsequent to that time, the business combination is approved by our Board and by the affirmative vote of holders of at least 66 2/3% of our outstanding voting stock that is not owned by the interested stockholder.

Under certain circumstances, this provision will make it more difficult for a person who would be an “interested stockholder” to effect various business combinations with the company for a three-year period. This provision may encourage companies interested in acquiring the company to negotiate in advance with our Board because the stockholder approval requirement would be avoided if our Board approves either the business combination or the transaction which results in the stockholder becoming an interested stockholder. These provisions also may have the effect of preventing changes in our Board and may make it more difficult to accomplish transactions which stockholders may otherwise deem to be in their best interests.

Our certificate of incorporation provides that the Garcia Parties, and any of their direct or indirect transferees and any group as to which such persons are a party, do not constitute “interested stockholders” for purposes of this provision.

Limitations on Liability and Indemnification of Officers and Directors

The DGCL authorizes corporations to limit or eliminate the personal liability of directors to corporations and their stockholders for monetary damages for breaches of directors’ fiduciary duties, subject to certain exceptions. Our certificate of incorporation includes a provision that eliminates the personal liability of directors for monetary damages for any breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL. The effect of these provisions is to eliminate the rights of us and our stockholders, through stockholders’ derivative suits on our behalf, to recover monetary damages from a director for breach of fiduciary duty as a director, including breaches resulting from grossly negligent behavior. However, exculpation will not apply to any director if the director has acted in bad faith, knowingly or intentionally violated the law, authorized illegal dividends or redemptions or derived an improper benefit from his or her actions as a director.

Our bylaws provide that we must indemnify and advance expenses to our directors and officers to the fullest extent authorized by the DGCL. We also are expressly authorized to carry directors’ and officers’ liability insurance providing indemnification for our directors, officers and certain employees for some liabilities. We believe that these indemnification and advancement provisions and insurance will be useful to attract and retain qualified directors and officers.

The limitation of liability, indemnification and advancement provisions that will be included in our certificate of incorporation and bylaws may discourage stockholders from bringing a lawsuit against directors for breaches of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. In addition, your investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.

There is currently no pending material litigation or proceeding involving any of our directors, officers or employees for which indemnification is sought.

Corporate Opportunity Doctrine

Delaware law permits corporations to adopt provisions renouncing any interest or expectancy in certain opportunities that are presented to the corporation or its officers, directors or stockholders. Our certificate of incorporation, to the maximum extent permitted from time to time by Delaware law, renounces any interest or expectancy that we have in, or right to be offered an opportunity to participate in, specified business opportunities that are from time to time presented to certain of our officers, directors or stockholders or their respective affiliates, other than those officers, directors, stockholders or affiliates acting in their capacity as our employee or director. Our certificate provides that, to the fullest extent permitted by law, any director or stockholder who is not employed by us or our affiliates will not have any duty to refrain from (1) engaging in a corporate opportunity in the same or similar lines of business in which we or our affiliates now engage or propose to engage or (2) otherwise competing with us or our affiliates. In addition, to the fullest extent permitted by law, in the event that any director or stockholder, other than directors or stockholders acting in their capacity as our director or as a stockholder, acquires knowledge of a potential transaction or other business opportunity which may be a corporate opportunity for itself or himself or its or his affiliates or for us or our affiliates, such person will have no duty to communicate or offer such transaction or business opportunity to us or any of our affiliates and they may take any such opportunity for themselves or offer it to another person or entity. Our certificate will not renounce our interest in any business opportunity that is expressly offered to an employee director or employee in his or her capacity as a director or employee of Carvana Co. To the fullest extent permitted by law, no business opportunity will be deemed to be a potential corporate opportunity for us unless we would be permitted to undertake the opportunity under our certificate, we have sufficient financial resources to undertake the opportunity and the opportunity would be in line with our business.

Dissenters’ Rights of Appraisal and Payment

Under the DGCL, with certain exceptions, our stockholders will have appraisal rights in connection with a merger or consolidation of Carvana Co. Pursuant to the DGCL, stockholders who properly request and perfect appraisal rights in connection with such merger or consolidation will have the right to receive payment of the fair value of their shares as determined by the Delaware Court of Chancery.

Stockholders’ Derivative Actions

Under the DGCL, any of our stockholders may bring an action in our name to procure a judgment in our favor, also known as a derivative action, provided that the stockholder bringing the action is a holder of our shares at the time of the transaction to which the action relates or such stockholder’s stock thereafter devolved by operation of law.

Transfer Agent and Registrar

The transfer agent and registrar for our Class A common stock is American Stock Transfer & Trust Company, LLC. Its address is 6201 15th Avenue, Brooklyn, NY 11219.

Listing

Our Class A common stock is listed on the NYSE under the trading symbol “CVNA.”

PLAN OF DISTRIBUTION

We may sell our Class A common stock from time to time pursuant to underwritten public offerings, “at-the-market” offerings, negotiated transactions, block trades or a combination of these methods. We may sell our Class A common stock to or through one or more underwriters or dealers (acting as principal or agent), through agents, or directly to one or more purchasers. We may distribute our Class A common stock from time to time in one or more transactions:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.

A prospectus supplement or supplements (and any related free writing prospectus that we may authorize to be provided to you) will describe the terms of the offering of our Class A common stock, including, to the extent applicable:

•	the name or names of the underwriters, dealers or agents, if any;

•	the purchase price of shares of our Class A common stock or other consideration therefor and the proceeds, we will receive from the sale;

•	any over-allotment or other options under which underwriters may purchase additional shares of Class A common stock from us;

•	any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;

•	any public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchange or market on which our Class A common stock may be listed.

Only underwriters named in a prospectus supplement will be underwriters of our Class A common stock offered by that prospectus supplement. Dealers and agents participating in the distribution of our Class A common stock may be deemed to be underwriters and compensation received by them on resale of our Class A common stock may be deemed to be underwriting discounts. If such dealers or agents were deemed to be underwriters, they may be subject to statutory liabilities under the Securities Act.

If underwriters are used in the sale, they will acquire the shares of our Class A common stock for their own account and may resell the shares of our Class A common stock from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the shares of our Class A common stock will be subject to the conditions set forth in the applicable underwriting agreement. We may offer the shares of our Class A common stock to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Subject to certain conditions, the underwriters will be obligated to purchase all of the shares of our Class A common stock offered by the prospectus supplement, other than the shares of our Class A common stock covered by any option to purchase additional shares of Class A common stock. If a dealer is used in the sale of the shares of our Class A common stock, we or an underwriter will sell the shares of our Class A common stock to the dealer, as principal. The dealer may then resell the shares of our Class A common stock to the public at varying prices to be determined by the dealer at the time of resale. To the extent required, we will set forth in the prospectus supplement the name of the dealer and the terms of the transaction. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may change from time to time.

We may use underwriters, dealers or agents with whom we have a material relationship. We will describe in the prospectus supplement, naming the underwriter, dealer or agent, the nature of any such relationship.

We may sell Class A common stock directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of our Class A common stock and we will describe any commissions payable to the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, the agent will act on a best-efforts basis for the period of its appointment.

We may provide agents, underwriters and dealers with indemnification against civil liabilities, including liabilities under the Securities Act, or contribution with respect to payments that the agents, underwriters or dealers may make with respect to these liabilities. Agents, underwriters and dealers, or their affiliates, may engage in transactions with, or perform services for, us in the ordinary course of business.

Any underwriter may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Over-allotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum price. Syndicate-covering or other short-covering transactions involve purchases of the securities, either through exercise of the over-allotment option or in the open market after the distribution is completed, to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a stabilizing or covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.

Any underwriters that are qualified market makers on the NYSE may engage in passive market making transactions in our Class A common stock on the NYSE in accordance with Regulation M under the Exchange Act, during the business day prior to the pricing of the offering, before the commencement of offers or sales of our Class A common stock. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded. Passive market making may stabilize the market price of the securities at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.

In compliance with guidelines of the Financial Industry Regulatory Authority, Inc. (“FINRA”), the maximum consideration or discount to be received by any FINRA member or independent broker dealer may not exceed 8% of the aggregate amount of our Class A common stock offered pursuant to this prospectus and the applicable prospectus supplement.

LEGAL MATTERS

The validity of the Class A common stock offered hereby will be passed upon for us by Kirkland & Ellis LLP, Chicago, Illinois. Some of the partners of Kirkland & Ellis LLP are investors in, or are partners in partnerships that are investors in, the issuer of Class A common stock. Any underwriters or agents will be advised about other issues relating to any offering by counsel named in the applicable prospective supplement.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the reports of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

The combined financial statements of ADESA US AUCTION as of and for the year ended December 31, 2021, have been incorporated by reference in this prospectus and elsewhere in the registration statement in reliance upon the report of KPMG LLP, independent auditors, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the Class A common stock offered by this prospectus. This prospectus does not contain all of the information set forth in the registration statement and the exhibits to the registration statement. For further information with respect to us and the Class A common stock offered by this prospectus, we refer you to the registration statement and the exhibits filed as part of the registration statement. The SEC maintains an Internet website that contains reports, proxy statements and other information about issuers, like us, that file electronically with the SEC. The address of that website is www.sec.gov.

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to incorporate by reference the information we file with the SEC. This allows us to disclose important information to you by referencing those filed documents. We have previously filed the following documents with the SEC and incorporate them by reference into this prospectus:

•

our Annual Report on Form 10-K for the year ended December  31, 2021 filed on February 24, 2022 (including the portions of our Definitive Proxy Statement on Schedule 14A, filed with the SEC on March 23, 2022, (as supplemented by the Proxy Statement Supplement filed on March 24, 2022) that we incorporate by reference in such Annual Report);

•

our Current Reports on Form 8-K filed on February  3, 2022, February 24, 2022 (with respect to Items 1.01 and 9.01 only) as amended by the Current Report on Form 8-K/A filed on February 25, 2022 (with respect to Items 1.01 and 9.01 only) and as further amended by the Current Report on Form 8-K/A filed on April 20, 2022, and March 22, 2022; and

•	the description of our Class A common stock set forth in Exhibit 4.9 of our Annual Report on Form 10-K for the year ended December 31, 2021.

We also incorporate by reference any future filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (excluding any information furnished to, rather than filed with, the SEC), including prior to the termination of the offering of the Class A common stock made by this prospectus. Information in such future filings updates and supplements the information provided in this prospectus. Any statements in any such future filings will automatically be deemed to modify and supersede any information in any document we previously filed with the SEC that is incorporated or deemed to be incorporated herein by reference to the extent that statements in the later filed document modify or replace such earlier statements.

You may request a copy of these filings, at no cost, by writing or telephoning us at the following address or telephone number:

Carvana Co.

1930 W. Rio Salado Parkway

Tempe, Arizona 85281

Attn: Investor Relations Department

Phone: (480) 719-8809

Those copies will not include exhibits, unless the exhibits have specifically been incorporated by reference in this document or you specifically request them.

$1,000,000,000

Carvana Co.

Class A Common Stock

PROSPECTUS SUPPLEMENT

Citigroup	Moelis

July 19, 2023